                                                                     EXHIBIT 2.1


                                                                  Execution Copy





                               PURCHASE AGREEMENT

                                      AMONG

                                    WMGA LLC

                                       AND

                          GAYLORD ENTERTAINMENT COMPANY

                                       AND

                          GAYLORD CREATIVE GROUP, INC.

                          DATED AS OF NOVEMBER 21, 2001

                                TABLE OF CONTENTS

                                                                                              Page #
                                                                                              ------
ARTICLE I. PURCHASE AND SALE OF MEMBERSHIP INTERESTS...............................................2
   1.01     Transfer of Company Interests..........................................................2

ARTICLE II. CONSIDERATION..........................................................................3
   2.01     Purchase Price.........................................................................3
   2.02     Payment of Purchase Price..............................................................3
   2.03     Purchase Price Adjustment..............................................................3

ARTICLE III. CLOSING; OBLIGATIONS OF THE PARTIES...................................................6
   3.01     Closing Date...........................................................................6
   3.02     Obligations of the Parties at the Closing..............................................6

ARTICLE IV. REPRESENTATIONS AND WARRANTIES BY GAYLORD AND SELLER...................................7
   4.01     Ownership of Seller and the Company Interests; Validity and Enforceability.............7
   4.02     Organization, Good Standing and Qualification..........................................8
   4.03     Subsidiaries...........................................................................9
   4.04     Authorization; Valid and Binding Agreement............................................11
   4.05     No Violation..........................................................................12
   4.06     Capitalization........................................................................13
   4.07     Financial Statements..................................................................13
   4.08     Property and Leases...................................................................14
   4.09     Title to Properties; Encumbrances.....................................................15
   4.10     Environmental Matters.................................................................16
   4.11     No Undisclosed Liability..............................................................17
   4.12     Absence of Certain Changes............................................................17
   4.13     Taxes.................................................................................19
   4.14     Compliance with Applicable Law........................................................22
   4.15     Litigation............................................................................22
   4.16     Insurance.............................................................................22
   4.17     Employees and Fringe Benefit Plans....................................................23
   4.18     Intellectual Property.................................................................26
   4.19     Contracts and Commitments.............................................................42
   4.20     Accounts Receivable...................................................................44
   4.21     Labor Matters.........................................................................44
   4.22     No Breach.............................................................................45
   4.23     Inventory.............................................................................45
   4.24     Professional Fees.....................................................................46
   4.25     Affiliated Transactions...............................................................46
   4.26     Full Disclosure.......................................................................47

ARTICLE V. REPRESENTATIONS AND WARRANTIES BY BUYER................................................47
   5.01     Organization and Good Standing........................................................47

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
   5.02     Authorization.........................................................................47
   5.03     Valid and Binding Agreement...........................................................47
   5.04     No Violation..........................................................................48
   5.05     Professional Fees.....................................................................48
   5.06     Consents and Approvals................................................................48
   5.07     Investment Intent.....................................................................48
   5.08     Sufficient Funds......................................................................49
   5.09     Full Disclosure.......................................................................49
   5.10     Reliance of Representations of Seller.................................................49

ARTICLE VI. COVENANTS AND AGREEMENTS OF GAYLORD AND SELLER........................................49
   6.01     Conduct of Business Pending the Closing...............................................49
   6.02     Access................................................................................54
   6.03     Consents and Approvals................................................................54
   6.04     Payment of Indebtedness by Related Persons............................................55
   6.05     Schedules.............................................................................55

ARTICLE VII. COVENANTS AND AGREEMENTS OF BUYER....................................................56
   7.01     Consents and Approvals................................................................56
   7.02     Books and Records.....................................................................56
   7.03     Buyer's Knowledge of Gaylord's and Seller's Representations...........................57
   7.04     Employee Matters......................................................................58
   7.05     Use of Gaylord or Word Name...........................................................61
   7.06     Delivery of Current and Historical Data Files.........................................61
   7.07     Canada Distribution...................................................................62

ARTICLE VIII. CONDITIONS TO BUYER'S OBLIGATIONS...................................................62
   8.01     Representations and Warranties........................................................62
   8.02     Performance by Gaylord and Seller.....................................................63
   8.03     Certificates of Gaylord and Seller....................................................63
   8.04     Opinion of Counsel for Gaylord and Seller.............................................63
   8.05     Consents and Approvals................................................................63
   8.06     Litigation............................................................................63
   8.07     Certain Actions and Conversions.......................................................64
   8.08     Other Agreements......................................................................64
   8.09     FIRPTA Affidavit......................................................................64

ARTICLE IX. CONDITIONS TO GAYLORD'S AND SELLER'S OBLIGATIONS......................................65
   9.01     Representations and Warranties........................................................65
   9.02     Performance by Buyer..................................................................65
   9.03     Certificate of Buyer..................................................................65
   9.04     Consents and Approvals................................................................65
   9.05     Litigation............................................................................65

ARTICLE X. TERMINATION OF AGREEMENT...............................................................66
   10.01    Termination Events....................................................................66
   10.02    Effect of Termination.................................................................67

ARTICLE XI. TAX MATTERS...........................................................................67
   11.01    Liability for Taxes; Preparation of Tax Returns.......................................67
   11.02    Cooperation on Tax Matters............................................................69
   11.03    Tax Audits............................................................................69
   11.04    Proration of Taxes, Income and Deductions.............................................70
   11.05    Allocation of Purchase Price..........................................................71
   11.06    Transfer Taxes........................................................................71
   11.07    Payroll Taxes.........................................................................72
   11.08    Tax Refunds...........................................................................72

ARTICLE XII. INDEMNITY............................................................................72
   12.01    Indemnification by Seller.............................................................72
   12.02    Indemnification by Buyer..............................................................73
   12.03    Procedure.............................................................................73
   12.04    Exclusive Remedy......................................................................75
   12.05    Survival of Representations...........................................................76

ARTICLE XIII. MISCELLANEOUS.......................................................................77
   13.01    Expenses..............................................................................77
   13.02    Assignability; Parties in Interest....................................................77
   13.03    Entire Agreement; Amendments..........................................................77
   13.04    Headings..............................................................................78
   13.05    Severability..........................................................................78
   13.06    Notices...............................................................................78
   13.07    Governing Law.........................................................................79
   13.08    WAIVER OF JURY TRIAL..................................................................80
   13.09    Public Announcements..................................................................80
   13.10    No Third Party Beneficiaries..........................................................81
   13.11    Knowledge of Seller...................................................................81
   13.12    Counterparts..........................................................................81



List of Exhibits

Exhibit A         Form of Opinion of Bass, Berry & Sims

Exhibit B         Form of Non-Competition Agreement

Exhibit C         Form of FIRPTA Certificate

                               PURCHASE AGREEMENT

        This Purchase Agreement (the "Agreement") is made and entered into this 21st day of November, 2001, by and among WMGA LLC, a Delaware limited liability company ("Buyer"), GAYLORD ENTERTAINMENT COMPANY, a Delaware corporation ("Gaylord"), and GAYLORD CREATIVE GROUP, INC., a Delaware corporation ("Seller"). Warner Music Group Inc. is executing the Guaranty on the signature page to this Agreement as guarantor of the obligations of Buyer.

        WHEREAS, Gaylord owns all of the issued and outstanding shares of the capital stock of Seller;

        WHEREAS, Seller owns: (i) all of the issued and outstanding shares of the capital stock of Word Music Group, Inc., a Tennessee corporation ("Word Music Group"); (ii) ninety-nine percent (99%) of the issued and outstanding limited liability company interests of Word Entertainment Direct, LLC, a Tennessee limited liability company ("Word Direct"); and (iii) fifty percent (50%) of the issued and outstanding limited liability company interests of Celebration Hymnal, LLC, a Tennessee limited liability company ("Celebration");

        WHEREAS, Word Music Group owns: (i) all of the issued and outstanding shares of the capital stock of Dayspring Music, Inc., a Tennessee corporation ("Dayspring"); (ii) all of the issued and outstanding shares of the capital stock of Wordspring Music, Inc., a Tennessee corporation ("Wordspring"); (iii) all of the issued and outstanding shares of the capital stock of Word Music, Inc., a Tennessee corporation ("WMI"); and (iv) one percent (1%) of the issued and outstanding limited liability company interests of Word Direct;

        WHEREAS, Seller and the Subsidiaries (as defined in Section 4.03), under the trade name "Word Entertainment," currently are engaged in the production, distribution and marketing of recorded music and related products, the domestic and international distribution of recordings for other companies and music publishing, including songwriter development, print music, music publishing, copyright administration and audio-visual work creation (the "Music Business"); and

        WHEREAS, Buyer desires to acquire from Seller, and Seller desires to sell to Buyer, the Music Business, including the Subsidiaries, upon and subject to the terms and conditions contained in this Agreement, including the transfer of certain assets to Idea Entertainment LLC, a Tennessee limited liability company (the "Company"), as described in Section 6.01(b).

        NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE I.
                    PURCHASE AND SALE OF MEMBERSHIP INTERESTS

        1.01 TRANSFER OF COMPANY INTERESTS. Subject to all of the terms and conditions of this Agreement, at the Closing (as defined in Section 3.01), and following the transfer of certain assets by Seller to the Company and the restructuring of the Subsidiaries as contemplated in Section 6.01(b), Seller hereby agrees to sell, transfer and convey to Buyer, and Buyer agrees to purchase and acquire from Seller, free and clear of all Encumbrances (as defined in Section 4.01) of any kind, all of the membership interests of the Company held by Seller immediately prior to the Closing (the "Company Interests"), which will constitute 100% of the outstanding membership interests of the Company.

                                   ARTICLE II.
                                  CONSIDERATION

        2.01 PURCHASE PRICE. Subject to Section 2.03, the purchase price for the Company Interests shall be $84,100,000 (the "Purchase Price").

        2.02 PAYMENT OF PURCHASE PRICE. At the Closing, Buyer shall deliver to Seller by means of federal funds wire or interbank transfer in immediately available funds the Purchase Price, to the bank account of Seller designated in writing to Buyer at least three days before the Closing.

        2.03 PURCHASE PRICE ADJUSTMENT.

             (a) Subject to Section 7.02(c), Buyer shall prepare and deliver to Seller, within sixty (60) days after the Closing Date (as defined in Section 3.01), but in any event no later than ninety (90) days after the Closing Date, a statement of Net Assets (as defined below) of the Acquired Companies (as defined in Section 4.03(a)) as of the close of business on the day immediately preceding the Closing Date, which shall be audited by Buyer's independent public accountants (the "Buyer's Auditors," and such audited statement of Net Assets, the "Closing Net Asset Statement"). The Closing Net Asset Statement shall be prepared in accordance with GAAP (as defined in Section 4.07), consistently applied, and on a basis consistent with the preparation of, and employing the principles and methodologies used in preparing, the interim statement of assets and liabilities attached hereto as Schedule 2.03, which schedule shall include a description in reasonable detail of Seller's methodologies employed in the preparation of such interim statement; it being understood that if there is a conflict between the principles or methodologies in Schedule 2.03 and GAAP, GAAP shall prevail.

        (b) During the period of review of the Closing Net Asset Statement and the period of any dispute under this Section 2.03, Buyer shall give Seller, Seller's independent public accountants (the "Seller's Auditors") and Seller's representatives timely access during normal business hours to the books and records of the Acquired Companies, including the working papers, trial balances and similar materials of the Acquired Companies, as Seller and Seller's Auditors shall reasonably request.

        (c) Seller may dispute the Closing Net Asset Statement by notifying Buyer in writing setting forth, in reasonable detail to the extent possible, the basis for such dispute ("Seller's Dispute Notice") within thirty (30) days following its receipt of the Closing Net Asset Statement. If no Seller's Dispute Notice is received prior to the expiration of such thirty (30)-day period, the Closing Net Asset Statement shall be final, binding and conclusive on the parties.

        (d) In the event of a dispute with respect to the Closing Net Asset Statement, Buyer and Seller shall attempt to reconcile their differences and reach agreement with respect thereto.

        (e) If Buyer and Seller are unable to reach agreement on a resolution within thirty (30) days following Buyer's receipt of the Seller's Dispute Notice, then a nationally-recognized firm of independent certified public accountants designated by agreement between Seller and Buyer (the "Accounting Firm") shall be jointly appointed by the parties to resolve such dispute promptly. The Accounting Firm shall be instructed to make a determination only as to each of the items in dispute, which determination shall be (i) in writing,
(ii) furnished to Buyer and Seller as soon as practicable after the items in dispute have been referred to the Accounting Firm, but in any event no later than thirty (30) days after the Accounting Firm's appointment,

(iii) made in accordance with this Agreement, and (iv) final, binding and conclusive upon Buyer and Seller. The Accounting Firm will be entitled (but shall not be required) to rely on the work papers, trial balances and similar materials used in connection with the preparation of the Closing Net Asset Statement. Buyer shall provide the Accounting Firm with timely access to such work papers, trial balances and similar materials. The fees and expenses of the Accounting Firm shall be borne equally by Seller and Buyer.

        (f) If the value of the Net Assets as reflected on the Closing Net Asset Statement is less than or more than $34,949,763, which reflects the Net Assets of the Acquired Companies as of June 30, 2001 on Schedule 2.03, the Purchase Price shall be deemed decreased or increased by the difference (such amount, the "Net Asset Adjustment"). Payment of the Net Asset Adjustment shall be made by Seller to Buyer, or by Buyer to Seller, as applicable, within five (5) days after the Closing Net Asset Statement has become conclusive and binding upon the parties in accordance with this Section 2.03, by wire transfer of immediately available funds to an account designated in writing by Buyer or Seller, as the case may be.

        (g) No adjustment shall be made unless the Net Asset Adjustment would result in a payment to Buyer or Seller of more than $500,000, in which case the Net Asset Adjustment shall be made in respect of the amount in excess of $500,000 only.

        (h) "Net Assets" shall mean the dollar amount of the tangible assets minus the dollar amount of the liabilities reflected on the Closing Net Asset Statement. For the avoidance of doubt, the Net Assets shall exclude (i) the Net Assets of Word Canada (as defined in Section 7.07) and of Word Entertainment Limited, an English company, (ii) intercompany balances, (iii) federal and state income taxes, (iv) amortized intangibles, (v) the Catalogue (as defined in Section 4.18(a)(vi)), and (vi) the Masters (as defined in Section 4.18(a)(xiii)).

                                  ARTICLE III.
                       CLOSING; OBLIGATIONS OF THE PARTIES

        3.01 CLOSING DATE. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place on the third Business Day (as defined below) after the satisfaction or (subject to applicable law) waiver of the conditions set forth in Articles VIII and IX (excluding conditions that, by their terms, cannot be satisfied until the Closing Date (as defined below)). The Closing shall be at the offices of Gaylord at One Gaylord Drive, Nashville, Tennessee 37214, or at such other time and place as the parties hereto mutually agree. The date on which the Closing shall occur is hereinafter referred to as the "Closing Date." "Business Day" means any day other than a day on which commercial banks in Nashville, Tennessee or New York City are required or authorized by applicable law to be closed.

        3.02 OBLIGATIONS OF THE PARTIES AT THE CLOSING.

             (a) At the Closing, Buyer shall deliver to Gaylord and/or Seller:

                 (i)      the amount described in Section 2.01;

                 (ii)     the certificate referred to in Section 9.03; and

                 (iii) a certificate of the secretary of Buyer, certifying, as complete and accurate as of the Closing, (x) attached copies of all requisite resolutions or actions of the members of Buyer approving the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement and (y) the incumbency of the officers of Buyer executing this Agreement and any other document relating to the transactions contemplated by this Agreement.

             (b) At the Closing, Gaylord and/or Seller shall deliver to Buyer:

                 (i) instruments of transfer for the Company Interests in form and substance reasonably satisfactory to Buyer;

                 (ii)     the certificates referred to in Section 8.03;

                 (iii) a certificate of the secretary of each of Gaylord and Seller, certifying, as complete and accurate as of the Closing, (x) attached copies of all requisite resolutions or actions of the board of directors of Gaylord or Seller, as the case may be, approving the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement and (y) the incumbency of the officers of Gaylord or Seller, as the case may be, executing this Agreement and any other document relating to the transactions contemplated by this Agreement; and

                 (iv) the opinion of Bass, Berry & Sims, legal counsel for Gaylord and Seller, the terms of which are substantially as set forth in Exhibit A attached hereto.

                                  ARTICLE IV.
              REPRESENTATIONS AND WARRANTIES BY GAYLORD AND SELLER

        Gaylord and Seller hereby represent and warrant, jointly and severally, to Buyer as follows:

        4.01 OWNERSHIP OF SELLER AND THE COMPANY INTERESTS; VALIDITY AND ENFORCEABILITY.

             (a) Gaylord is the record and beneficial owner of 1,000 shares of the Common Stock, $0.01 par value per share, of Seller, which constitute all of the issued and outstanding shares of capital stock of Seller (the foregoing shares of Seller are hereinafter referred to as the "Shares"), free and clear of all liens, claims, charges, conditions, restrictions, security interests, equities or equitable interests, proxies, pledges, options, rights of first refusal or other encumbrances of any kind, including any restriction on voting, transfer, receipt of income or exercise of any other attributes of ownership ("Encumbrances");

             (b) Upon the formation of the Company, and immediately prior to the Closing Date, Seller will be the record and beneficial owner of all of the Company Interests, free and clear of all Encumbrances of any kind, and the Company Interests will constitute 100% of the outstanding membership interests of the Company;

             (c) Each of Gaylord and Seller has the full right, power, authority and capacity to enter into this Agreement, and Seller has the full right, power, authority and capacity to sell and transfer the Company Interests; and

             (d) By virtue of the transfer of the Company Interests to Buyer at the Closing, Buyer will obtain full legal and valid title to the Company Interests, free and clear of all Encumbrances of any kind.

        4.02 ORGANIZATION, GOOD STANDING AND QUALIFICATION. Each of Gaylord and Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of Gaylord and Seller has full corporate power and authority to carry on its business as now conducted or proposed to be conducted and possesses all governmental and other permits, licenses and other authorizations to carry on its business as now conducted. Each of Gaylord and Seller is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction where the properties owned, leased or operated by it, or the business transacted, by each of Gaylord and Seller makes such licensing or qualification to do business as a foreign corporation necessary, except where the failure to so qualify is not reasonably likely, individually or in the aggregate, to have a Company

Material Adverse Effect. For the purpose of this Agreement, the term "Company Material Adverse Effect" means any material adverse effect on the assets, liabilities, business, operations or condition (financial or otherwise) of Seller or the Subsidiaries, taken as a whole, or on the ability of Gaylord or Seller to consummate the transactions contemplated hereby; provided that events, changes, occurrences, effects, facts or circumstances generally adversely affecting the United States economy or companies in the Company's industry, so long as such events, changes, occurrences, effects, facts or circumstances do not materially disproportionately affect Seller and the Subsidiaries, taken as a whole, shall, in each case, not be taken into account in determining whether there has been or would be a "Company Material Adverse Effect." Except as set forth in Schedule 4.02 attached hereto, Seller is engaged in no activities or businesses other than the Music Business.

        4.03 SUBSIDIARIES.

             (a) Schedule 4.03 attached hereto is a true and complete list of each corporation or limited liability company (a "Subsidiary" or, with respect to all such organizations, the "Subsidiaries") in which Seller or any Subsidiary owns, directly or indirectly, any capital stock or other equity interest, which list shows the jurisdiction of incorporation or other organization of, the authorized and issued shares of capital stock or other equity interests of, and the percentage of stock or other equity interest of, each Subsidiary owned by Seller or by a Subsidiary. None of the Subsidiaries are engaged in any activities or businesses other than the Music Business. Except for the Subsidiaries and except for the stock of Flying Rhinoceros Holdings, Inc., Seller does not, directly or indirectly, own any interest in any other Person (as defined below). Each Subsidiary is a corporation (and immediately prior to the Closing Date will be converted into a Tennessee limited liability company) or limited liability company duly organized, in every case, validly existing and in good standing under the laws of the jurisdiction of its incorporation or other organization and is duly licensed or qualified to transact business as a foreign corporation or foreign limited liability company and is in good standing in each jurisdiction where the properties owned, leased or operated by it, or the business transacted, by it makes such licensing or qualification to do business as a foreign corporation or foreign limited liability company necessary, except where the failure to so qualify is not reasonably likely, individually or in the aggregate, to have a Company Material Adverse Effect. Each Subsidiary has the full power and authority to carry on its business as now conducted and possesses all governmental and other permits, licenses and other authorizations to carry on its business as now conducted. The outstanding capital stock of each Subsidiary which is a corporation is duly authorized and validly issued, fully paid and nonassessable and immediately prior to the Closing Date will be converted into limited liability company interests. Seller and the Subsidiaries have good and valid title to the equity interests in the Subsidiaries shown as owned by each of them on Schedule 4.03 attached hereto, free and clear of all Encumbrances of any kind, except for the Encumbrance created pursuant to the Operating Agreement, dated as of October 14, 1997, of Celebration (the "Celebration Operating Agreement"). Other than as set forth on Schedule 4.03, no other class of capital stock or other ownership interests of the Subsidiaries is authorized or outstanding. Seller, the Company and the Subsidiaries are hereinafter collectively referred to as the "Acquired Companies" and each, an "Acquired Company", except that Seller shall not be included in such term upon the completion of the transfers described in Section 6.01(b). "Person" means any individual, corporation, partnership, limited liability company, limited liability partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority (as defined in Section 4.15) or other entity.

             (b) Seller has heretofore delivered to Buyer true and complete copies of the certificate of incorporation (certified by the secretaries of state or other appropriate official of their respective jurisdictions of incorporation) and by-laws, or comparable instruments, of each Acquired Company as in effect on the date hereof. The minute books, or comparable records, of each Acquired Company heretofore have been made available to Buyer for its inspection and contain true and complete records of all meetings and consents in lieu of meeting of the board of directors (and any committee thereof) and shareholders or members of each Acquired Company since the time of each Acquired Company's organization, and accurately reflect all transactions referred to in such minutes and consents in lieu of meeting. The stock books, or comparable records, of each Acquired Company heretofore have been made available to Buyer for its inspection and are true and complete.

        4.04 AUTHORIZATION; VALID AND BINDING AGREEMENT. Each of Gaylord and Seller has taken all actions required by law, its certificate of incorporation or its by-laws and otherwise necessary to authorize the execution and delivery by Gaylord and Seller of this Agreement and the consummation by Gaylord and Seller of the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligation of each of Gaylord and Seller, enforceable against Gaylord and Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, moratorium, insolvency, reorganization or other similar laws affecting or limiting the enforcement of creditors' rights generally and except as such enforceability is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        4.05 NO VIOLATION. Except as set forth on Schedule 4.05(a) attached hereto, the execution and delivery of this Agreement by Gaylord and Seller does not, and the consummation of the transactions contemplated hereby will not, and in the case of Section 6.01(b), the transactions contemplated by Section 6.01(b), to Seller's knowledge, will not, (a) violate any provision of, or result in the creation of any Encumbrance under, or cause the termination, modification or acceleration of, or give any other contracting party the right to terminate, modify or accelerate, any agreement, indenture, instrument, lease, security agreement, mortgage or lien to which Seller or any other Acquired Company is a party or by which Seller's or any other Acquired Company's assets or properties are bound; (b) violate any provision of the articles of incorporation or by-laws (or comparable governing documents) of Gaylord, Seller or any other Acquired Company; or (c) violate any order, arbitration award, judgment, writ, injunction, decree, statute, rule or regulation applicable to Gaylord, Seller or any other Acquired Company, except in the case of clauses (a) and (c) where the violation is not reasonably likely to have a Company Material Adverse Effect. Except for filings under the Hart-Scott-Rodino Act (as defined in Section 6.03) and as set forth in Schedule 4.05(b) attached hereto, none of Gaylord, Seller or any of the other Acquired Companies is or will be required to give any notice to, or obtain any approval, consent, ratification, waiver or other authorization ("Consent") from, any Person in connection with the execution and delivery of this Agreement and the performance of the transactions contemplated hereby where the failure to obtain such Consent is reasonably likely to have a Company Material Adverse Effect.

        4.06 CAPITALIZATION. Except for the Shares, there are no shares of capital stock or other securities of Seller, including any security of any kind that is convertible or exchangeable into any such capital stock, issued or outstanding. Except as set forth in the Celebration Operating Agreement, there are no outstanding options, warrants or rights to purchase or acquire from Seller or any other Acquired Company any securities of an Acquired Company, and there are no contracts, commitments, agreements, understandings, arrangements or restrictions as to which Seller or any other Acquired Company is a party or by which any of them is bound relating to any shares of capital stock or other securities of an Acquired Company (including the Shares), whether or not outstanding.

        4.07 FINANCIAL STATEMENTS. Seller has made available to Buyer: (a) unaudited consolidated balance sheets of Seller and the Subsidiaries relating to the Music Business as at December 31 in each of the years 1998, 1999 and 2000, and the related unaudited consolidated statements of income for the fiscal years then ended (collectively, the "Year End Financial Statements"); and (b) an unaudited consolidated balance sheet of Seller and the Subsidiaries as of June 30, 2001 (the "Interim Balance Sheet") and the related unaudited statement of income for the six months then ended (together with the Interim Balance Sheet, the "Interim Financial Statements") (the Year End Financial Statements and the Interim Financial Statements are referred to herein collectively as the "Financial Statements"). Except as set forth in Schedule 4.07 attached hereto, the Financial Statements fairly present the combined assets, liabilities, financial condition and results of operations of Seller and the Subsidiaries as at the respective dates thereof and for the periods therein referred to, all in accordance with generally accepted US accounting principles ("GAAP"), except that the Interim Financial Statements are subject to normal recurring year-end adjustments and the Financial Statements do not contain any notes. The Financial Statements reflect the consistent application of GAAP throughout the periods involved, except as specifically disclosed in the Financial Statements or in Schedule 4.07 attached hereto.

        4.08 PROPERTY AND LEASES.

                (a) Schedule 4.08(a) attached hereto sets forth a true and complete list of, and describes briefly, all real property owned, leased or subleased by the Acquired Companies. Seller has delivered to Buyer correct and complete copies of the leases and subleases listed in Schedule 4.08(a) attached hereto. All such leases or subleases are valid and enforceable against the applicable Acquired Company, and to the knowledge of Seller, against the other parties thereto in accordance with their respective terms. No Acquired Company, nor to Seller's knowledge, any other party thereto is in default in any material respect under such leases and subleases.

                (b) The buildings, machinery, equipment and other tangible assets that the Acquired Companies own or lease are free from material defects, have been maintained in accordance with normal industry practice, and are in good operating condition and repair (subject to normal wear and tear). To Seller's knowledge, the buildings, machinery, equipment and other tangible assets of the Acquired Companies are structurally sound and are adequate for the uses to which they are being put.

                (c) The operation of the real property and other tangible assets owned or leased by the Acquired Companies in the manner in which they are now and have been operated is in material compliance with any zoning ordinances, municipal regulations or other federal, state and local laws, statutes, regulations, rules, codes or ordinances enacted or promulgated by any Governmental Authority (including, without limitation, those pertaining to electrical, building, zoning, environmental and occupational safety and health requirements). Each Acquired Company has obtained all material approvals of Governmental Authorities (including material licenses and permits) required in connection with the ownership, lease or operation of such Acquired Company's real property and tangible assets as now owned, leased and operated. Except as set forth on Schedule 4.08(c) attached hereto, no restrictive covenants, easements, rights-of-way, or regulations of record impair the uses of the properties of the Acquired Companies for the purposes for which they are now operated.

        4.09 TITLE TO PROPERTIES; ENCUMBRANCES. Each of the Acquired Companies has good and marketable title to all properties and tangible assets it purports to own, real, personal and mixed, including, without limitation, the properties and tangible assets reflected in the Financial Statements. None of such properties or tangible assets (or any other properties or tangible assets used in the business of any Acquired Company) are subject to any Encumbrance of any kind, except (a) as shown on Schedule 4.09 attached hereto, (b) liens for current taxes not yet due, (c) leases for personal property entered into in the ordinary course of business that involve annual aggregate lease payments not in excess of $50,000, and (d) minor imperfections of title and Encumbrances, if any, which are not substantial in amount, do not detract from the value of the property subject thereto and do not impair the use of the property subject thereto or impair the operations of the Acquired Companies. Except as set forth on Schedule 4.09 attached hereto, (i) there are no leases, subleases, licenses, concessions or other agreements, written or oral, granting any party the right of use or occupancy of any portion of any parcel of real property owned by the Acquired Companies, and (ii) there are no parties (other than the Acquired Companies) in possession of any parcel of real property owned by the Acquired Companies. There are no pending or, to Seller's knowledge, threatened condemnation proceedings, lawsuits or administrative actions relating to the real property of the Acquired Companies which will adversely affect the use, occupancy or value thereof.

        4.10 ENVIRONMENTAL MATTERS. Except as set forth on Schedule 4.10 attached hereto and to Seller's knowledge:

                (a) None of the real property owned, leased or used by the Acquired Companies has been used by the Acquired Companies or by any other Person at any time to handle, treat, store or dispose of any hazardous or toxic waste or substance in a manner that does not comply in all material respects with applicable laws, nor is any of the real property, including all soils, ground waters and surface waters located on, in or under such real property, contaminated with pollutants or other substances, which contamination may give rise to a clean-up obligation under any Laws (as defined in Section 4.14).

                (b) There are no outstanding citations of violations or any consent decrees entered against any Acquired Company regarding environmental and land use matters, including, but not limited to, matters affecting the emission of air pollutants, the discharge of water pollutants, the management of hazardous or toxic substances or wastes or noise.

                (c) All operations conducted by the Acquired Companies on such real property have been and are, in all material respects, in compliance with all Laws, permits, licenses and authorizations relating to environmental compliance and control.

        4.11 NO UNDISCLOSED LIABILITY. Except as and to the extent of the amounts disclosed in Schedule 4.11 attached hereto, no Acquired Company has any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise. All liabilities or obligations of the Acquired Companies accruing since June 30, 2001 have been incurred in the ordinary course of business consistent with past practice. The reserves reflected in the Financial Statements are in accordance with GAAP applied on a consistent basis. Furthermore, neither Gaylord nor Seller knows of any basis for the assertion against the Acquired Companies of any liability or obligation of any nature not fully reflected or reserved against in the Financial Statements as required by GAAP.

        4.12 ABSENCE OF CERTAIN CHANGES. Except as and to the extent set forth on Schedule 4.12 attached hereto, since the date of the Interim Balance Sheet, none of the Acquired Companies has:

                (a) suffered or experienced any event or events reasonably likely to cause any Acquired Company to suffer a material adverse change to its assets, liabilities, business, operations or condition (financial or otherwise), experienced any labor difficulty, or suffered any material casualty loss (whether or not insured);

                (b) made any material change in its business or operations or in the manner of conducting its business other than changes in the ordinary course of business;

                (c) sold, leased, transferred, conveyed or otherwise encumbered any of its properties or assets (whether real, personal or mixed, tangible or intangible), except in the ordinary course of business and consistent with past practice;

                (d) granted any increase in the compensation or benefits or made any other material change in the employment terms of, any officer, member of any governing body, employee or agent (including, without limitation, any increase pursuant to any bonus, pension, profit sharing or other plan or commitment), or adopted any such plan or other arrangements; and no such increase or change, or the adoption of any such plan or arrangement, is planned or required, except that Seller has instituted certain retention and separation plans or arrangements in connection with the transactions contemplated hereby which are described on Schedule 4.12 attached hereto;

                (e) made any capital expenditures or commitments in excess of $100,000 in the aggregate for replacements or additions to property, plant, equipment or intangible capital assets;

                (f) declared, paid or made or set aside for payment or making, any dividend or other distribution in respect of its capital stock or other securities, or directly or indirectly redeemed, purchased or otherwise acquired any of its capital stock or other securities;

                (g) changed its method of accounting or any accounting principle, method, estimate or practice, except as may be required by GAAP;

                (h) canceled, terminated or materially amended any I/P Contracts (as defined in Section 4.18(a)(xi)) or any other contract, agreement, undertaking or arrangement that is material to the Music Business; or

                (i) agreed, whether in writing or otherwise, to take any action described in this Section 4.12.

        4.13 TAXES.

                (a) For purposes of this Section 4.13, the term "Acquired Companies" shall include any predecessor corporation to an Acquired Company that was in existence prior to the conversions contemplated by Section 6.01(b) below.

                (b) The Acquired Companies have duly filed, either separately or as a member of an affiliated, combined, unitary, aggregate or other similar group of corporations, all returns, reports or forms, including any information return, with respect to Taxes (as defined below) ("Tax Returns") required to be filed by any Taxing Authority (as defined below) on or before the date hereof and have duly paid all Taxes and other charges shown thereon as owing (including, without limitation, those due in respect of its properties, income, franchises, licenses, sales and payrolls), except where the failure to file any such Tax Return would not, individually or in the aggregate, have a Company Material Adverse Effect. True and correct copies of Tax Returns for the Acquired Companies relating to such Taxes and other charges for the periods since January 1, 1998 have been heretofore made available to Buyer. The reserves for Taxes contained in the Financial Statements and carried on the books of the Acquired Companies are adequate to cover all Tax liabilities as of the date of this Agreement. Since the date of the Interim Balance Sheet, the Acquired Companies have not incurred any Tax liabilities other than in the ordinary course of business; there are no Tax liens (other than liens for current Taxes not yet due) upon any properties or assets of the Acquired Companies (whether real, personal or mixed, tangible or intangible); and, except as reflected in the Financial Statements, there are no pending or threatened questions or examinations relating to, or claims asserted for the assessment or collection of Taxes against, the Acquired Companies, and to the knowledge of Seller there is no basis for any such question or claim. Except as set forth on Schedule 4.13 attached hereto, neither the Acquired Companies nor their parent has granted or been requested to grant any extension of the limitation period applicable to any claim for Taxes or assessments with respect to Taxes. None of the Acquired Companies has been a member of an affiliated group filing a consolidated federal income tax return other than the group the common parent of which is Seller. As of the date of this Agreement, no adjustments have been proposed by any Taxing Authority with respect to any Tax Returns required to be filed by the Acquired Companies on or before the date of this Agreement. Except as set forth on
Schedule 4.13, as of the date of this Agreement, none of the Acquired Companies or their parent is presently under examination by any Taxing Authority, and none of the Acquired Companies or its parent has received notice that any such audit or examination is pending or threatened. Except as recorded as reserves, current liabilities or intercompany accounts, none of the Acquired Companies owes any amount pursuant to any written or unwritten Tax sharing, group or indemnity agreement or arrangement, or will have any liability after the date hereof for any amounts due in respect of any such agreement or arrangement executed or agreed on or before the date of this Agreement, or will have liability for the Taxes of any other Person. None of the Acquired Companies has agreed to or is required to make any adjustments under Section 481 of the Internal Revenue Code of 1986, as amended (the "Code"), by reason of a change in accounting method or otherwise. Any Tax deficiencies or assessments asserted against the Acquired Companies have been paid or settled. No claim has been asserted against any of the Acquired Companies that such Acquired Company is, or may be, subject to Tax in any jurisdiction in which such Acquired Company does not file Tax Returns. All Taxes required to have been withheld, collected or deposited by the Acquired

Companies or its parent as of the date of this Agreement have been timely withheld, collected or deposited, and, to the extent required under applicable law, have been paid to the relevant Taxing Authorities. None of the Assets is "tax exempt use property" within the meaning of Section 168(h) of the Code. None of the Assets (as defined in Section 4.13(e)) is subject to a lease made pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately before the enactment of the Tax Reform Act of 1986.

                (c) "Taxes" means any and all federal, state, provincial, local, foreign and other taxes, levies, fees, imposts, duties, and similar governmental charges (including any interest, fines, assessments, penalties or additions to tax imposed in connection therewith or with respect thereto), including, without limitation, taxes imposed on, or measured by, income, franchise, profits or gross receipts, ad valorem, value added, capital gains, sales, goods and services, use, real or personal property, capital stock, license, branch, payroll, estimated, withholding, employment, social security (or similar), unemployment, compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes, and customs duties.

                (d) "Taxing Authority" means any United States or foreign federal, state, local or other governmental entity (including any governmental subdivision or quasi-governmental body) exercising Tax regulatory authority.

                (e) "Asset" means any asset transferred by Seller in connection with the sale of the Company Interests that is treated as directly held by Seller for U.S. federal income tax purposes.

        4.14 COMPLIANCE WITH APPLICABLE LAW. Each Acquired Company has in the past duly complied and is presently duly complying in all material respects, in the conduct of its business and the ownership of its assets, with all applicable laws, whether statutory or otherwise, rules, regulations, orders, ordinances, judgments and decrees of all Governmental Authorities (collectively, "Laws"). None of Gaylord, Seller or any other Acquired Company has received any notice of, or notice of any investigation of, a possible violation of any applicable Laws, or any other Law or requirement relating to or affecting the operations or properties of the Acquired Companies.

        4.15 LITIGATION. Except as set forth in Schedule 4.15 attached hereto, there are no material claims, actions, suits, proceedings or investigations pending or, to the knowledge of Seller, threatened by or against, or otherwise affecting, the Acquired Companies at law or in equity or before or by any governmental department, commission, board, agency, instrumentality or authority, whether federal, state, local, foreign or otherwise (collectively, "Governmental Authorities"). Seller does not know or have any reason to know of any basis for any such claim, action, suit, proceeding or investigation.

        4.16 INSURANCE. Seller has made available to Buyer copies of all material policies of fire, liability, workers' compensation, health, title and other forms of insurance presently in effect with respect to the Acquired Companies. All such policies will remain in full force and effect at least through the Closing without the payment of additional premiums. All such policies insure against risks and liabilities to an extent and in a manner that are reasonable for the Music Business.

        4.17 EMPLOYEES AND FRINGE BENEFIT PLANS.

                (a) Except as set forth on Schedule 4.17(a) attached hereto, the Acquired Companies do not maintain or contribute to or have any obligation to contribute to, or have any direct or indirect liability, whether contingent or otherwise, with respect to any plan, program, arrangement, agreement or commitment which is an employment, consulting or deferred compensation agreement, or an executive compensation, incentive bonus or other bonus, employee pension, profit-sharing, savings, retirement, stock option, stock purchase, severance pay, life, health, disability or accident insurance plan, or vacation, or other employee benefit plan, program, arrangement, agreement or commitment, including, without limitation, any "employee benefit plan" as defined in Section 3(3) of Employee Retirement Income Security Act of 1974, as amended ("ERISA"), with respect to any employee or former employee of the Acquired Companies (collectively, the "Plans").

                (b) Except as set forth on Schedule 4.17(b) attached hereto, with respect to each Plan, the Acquired Companies have delivered to Buyer a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable: (i) any related trust agreement or other funding instrument; (ii) the most recent Internal Revenue Service determination letter, if applicable; (iii) any summary plan description and other material written communication (or a description of any material oral communications) by the Acquired Companies to their employees concerning the benefits provided under any Plan; (iv) all material communications with any Governmental Authority (including, without limitation, the Pension Benefit Guaranty Corporation and the Internal Revenue Service) given or received within the last three (3) years; and (v) for the three (3) most recent years (A) the Form

5500 and attached schedules, (B) audited financial statements, (C) actuarial valuation reports, and (D) attorney's response to an auditor's request for information.

                (c) With respect to any Plan, no event has occurred in connection with which any of the Acquired Companies or any Plan, directly or indirectly, could be subject to any material liability under ERISA, the Code or any other laws, regulations or governmental orders applicable to any Plan, including, without limitation, Section 406, 409, 502(i), 502(l) or 4069 of ERISA, or Section 4971, 4975 or 4976 of the Code, or under any agreement, instrument, statute, law or regulation pursuant to or under which the Acquired Companies or any ERISA Affiliate (as defined below) has agreed to indemnify any Person against liability incurred under, or for a violation or failure to satisfy the requirement of, any such law, regulation or order.

                (d) With respect to each Plan (i) all payments due from the Acquired Companies to date have been made when due and all amounts properly accrued to date or as of the Closing Date as liabilities of the Acquired Companies which have not been paid have been properly recorded on the books of the Acquired Companies; (ii) the Acquired Companies have complied with, and each such Plan conforms in form and operation to, all applicable Laws, including, but not limited to, ERISA and the Code, in all material respects; (iii) each such Plan which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service with respect to such qualification, its related trust has been determined to be exempt from taxation under Section 501(a) of the Code, and nothing has occurred since the date of such letter that has or is likely to adversely affect such qualification or exemption; and (iv) there are no actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of Seller, threatened with respect to such Plan or against the assets of such Plan which could subject the Acquired Companies to any material liability.

                (e) No "accumulated funding deficiency," as defined in Section 412 of the Code, has been incurred with respect to any Plan subject to such
Section 412, whether or not waived. No "reportable event", within the meaning of
Section 4043 of ERISA, has occurred with respect to any Plan, and no event described in Section 4062 or 4063 of ERISA, has occurred in connection with any Plan. Neither the Acquired Companies nor any ERISA Affiliate (as defined below) have (i) engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Sections 4069 or 4212(c) of ERISA or
(ii) incurred, or reasonably expect to incur prior to the Closing Date, any liability under Title IV of ERISA arising in connection with the termination of any plan covered or previously covered by Title IV of ERISA. No condition exists that could constitute grounds for termination by the Pension Benefit Guaranty Corporation of any Plan that is subject to Title IV of ERISA that is maintained by the Acquired Companies or any ERISA Affiliate (as defined below).

                (f) Except as set forth on Schedule 4.17(f), the consummation of the transactions contemplated by this Agreement will not (i) accelerate the time of the payment or vesting of, or increase the amount of, compensation due to any employee, (ii) reasonably be expected to result in any "excess parachute payment" under Section 280G of the Code, (iii) result in any liability to any employee, or (iv) entitle any employee to severance pay, unemployment compensation or similar payment.

                (g) Except as set forth in Schedule 4.17(g) attached hereto, there are no Plans maintained or contributed to by the Acquired Companies or in which employees of the Acquired

Companies participate pursuant to which welfare benefits are provided to current or former employees beyond their retirement or other termination of service, other than coverage required by applicable law, the cost of which is fully paid by the current or former employees.

                (h) As of the Closing Date, Seller, each of the other Acquired Companies and their respective ERISA Affiliates will not have incurred any liability or obligation under Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar state law, and within the 90-day period immediately following the Closing Date, none of the foregoing will incur any such liability or obligation if, during such 90-day period, only terminations of employment in the normal course of operations occur.

                (i) For purposes of this Agreement, "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that together with the Acquired Companies is considered a "single employer" for purposes of Section 414(b), (c), (m) or (o) of the Code.

        4.18 INTELLECTUAL PROPERTY.

                (a) For purposes of this Section 4.18, the following defined terms shall have the respective meanings set forth below:

                        (i) "Acquisition Agreements" shall mean and include individually and collectively each and every contract (excluding Artist Agreements, Writer Agreements, Distributed Label Agreements, A/V Work Agreements, and Producer Agreements) pursuant to which any Acquired Company has an interest in any of the I/P Assets, including, without limitation, catalogue purchase, master license, co-publishing, royalty participation, administration, subpublishing and collection agreements, and any and all rights and benefits thereunder, and assignments thereof, including any Unrecouped

        Advances, including those agreements listed on Schedule 4.18(a)(i) attached hereto. Schedule 4.18(a)(i) attached hereto sets forth a true and complete list of each Acquisition Agreement pursuant to which any Acquired Company has an interest in the I/P Assets for which (x) any Acquired Company has paid royalties, advances and/or other payments exceeding $75,000 in the ordinary course of regular accountings during the current calendar year or in any one of the preceding two calendar years, or (y) any Acquired Company is or is reasonably expected to be obligated to pay royalties, advances and/or other payments exceeding $75,000 in calendar year 2002.

                        (ii) "Artist Agreements" shall mean all agreements, including all amendments thereto, with or in respect of recording artists that are directly required for the exploitation of the Masters or the A/V Works (other than artists who performed solely as "sidemen" or other non-featured performers on such Masters), including those agreements listed on Schedule 4.18(a)(ii) attached hereto. Schedule 4.18(a)(ii) attached hereto sets forth a true and complete list of each Artist Agreement with or in respect of any Person (x) who has earned or been paid by any Acquired Company royalties, advances (specifically excluding any amounts paid to or on behalf of an artist which are characterized or identified under the Artist Agreement as "advances" but which are actually intended as reimbursement or third party payments for items such as recording costs, video costs, independent promotion or marketing, deficit tour support or other similar payments) and/or any other payments exceeding $150,000 in the ordinary course of regular accountings during the current calendar year or any one of the preceding two calendar years or (y) to whom any Acquired Company is or is reasonably expected to be obligated to pay any royalties, advances (specifically excluding any amounts paid to or on behalf of an artist which are characterized or identified under the Artist Agreement as "advances" but which are actually intended as reimbursement or third party payments for items such as recording costs, video costs, independent promotion or marketing, deficit tour support or other similar payments) and/or any other payments exceeding $150,000 in calendar year 2002, in either case, where such royalties, advances or other payments directly relate to the creation, production and exploitation of sound recordings.

                        (iii) "Artwork" shall mean the photographs, negatives, photographic plates, covers, liners, textual, advertising, websites, point of purchase and promotional materials related to the I/P Assets in Seller's possession, and all rights to make commercial use thereof as used in the Music Business prior to the date hereof pursuant to the underlying rights grant in the relevant contracts.

                        (iv) "A/V Works" shall mean works owned in whole or in part by any Acquired Company that consist primarily of a series of related images which are intrinsically intended to be shown by the use of machines or devices such as projectors, viewers, or electronic equipment, together with accompanying sounds, if any, regardless of the nature of the material objects, such as films or tapes, in which the works are embodied, including, without limitation, the works listed on
        Schedule 4.18(a)(iv) attached hereto.

                        (v) "A/V Work Agreements" shall mean all agreements related to the production, manufacture and distribution or other exploitation of A/V Works, including those agreements listed on Schedule 4.18(a)(v) attached hereto. Schedule 4.18(a)(v) attached hereto sets forth a true and complete list of each A/V Work Agreement with or in respect of any recording artist, producer, licensor or other contributor or Person (x) who has been paid by any Acquired Company any royalties, advances and/or any other payments exceeding $150,000 in the ordinary course of regular accountings during the current calendar year or any one of the preceding two calendar years, or
        (y) to whom any Acquired Company is or is reasonably expected to be obligated to pay any royalties, advances and/or any other payments exceeding $150,000 in calendar year 2002.

                        (vi) "Catalogue" shall mean the catalogue of the current Compositions, Records and related products of the Music Business. To Seller's knowledge, none of the Compositions or Records in the Catalogue are in the public domain.

                        (vii) "Compositions" shall mean all right, title and interest in all musical compositions owned in whole or in part by any Acquired Company (including, without limitation, for the avoidance of doubt, Squint Music Publishing) or in which any Acquired Company owns an interest, including, without limitation, derivative works thereof, copyrighted arrangements, titles, lyrics and music thereof, all demonstration recordings thereof created by any Acquired Company and all other rights therein and thereto, whether now or hereafter known, and all claims and demands accrued or to accrue with respect thereto, and the copyrights and the future contingent renewal and extended terms of copyrights therein and thereto, and all rights to secure renewals and extensions of copyright, throughout the world, including, without limitation, those musical compositions contained on the list attached hereto as Schedule 4.18(a)(vii).

                        (viii) "Distributed Label Agreements" shall mean all contracts, including all amendments thereto, pursuant to which any Acquired Company has been granted the right to use or exploit in any way sound recordings, records or audiovisual works owned in whole or in part by any other Person, including those agreements listed on Schedule 4.18(a)(viii) attached hereto. Schedule 4.18(a)(viii) attached hereto sets forth a true and complete list of each Distributed Label Agreement pursuant to which any Acquired Company (x) has paid or recouped from an advance paid thereunder any amounts exceeding $250,000 during the current calendar year or any one of the two preceding calendar years in the ordinary course of regular accountings, or (y) is or is reasonably expected to be obligated to pay or is entitled to recoup from an advance paid thereunder any amount exceeding $250,000 in calendar year 2002.

                        (ix) "Distribution Agreements" shall mean all contracts, including all amendments thereto, granting others any exclusive right to use or exploit in any way the Masters, the Print Music, A/V Works, Trademarks, or Artwork, including, without limitation, granting any Person, including Affiliates, the right to manufacture, distribute and/or sell Records containing the Masters, including those agreements listed on Schedule 4.18(a)(ix)(1) attached hereto. Schedule 4.18(a)(ix)(1) attached hereto sets forth a true and complete description of each Distribution Agreement (including the term of such agreement and the territory covered thereby) pursuant to which (x) during the current calendar year or any one of the preceding two calendar years any Person has made payments to, or recouped any amounts from any advance paid by, any Acquired Company in excess of $150,000 or
        (y) during calendar year 2002 any Person is required to make payments to, or is entitled to recoup any amounts from any advance paid by, any Acquired Company in excess of $150,000. The costs to the Acquired Companies associated with terminating the Logistics Services Agreement, dated as of September 1, 1998, between Menlo Logistics, Inc. and Idea Entertainment, Inc. in accordance with its terms shall not exceed $2,800,000 (the representation set forth in this sentence is hereafter referred to as the "Menlo Representation"). The Distribution Agreement, dated November 3, 1995, between Word Incorporated and Sony Music Entertainment Inc. for the "non-CBA" market will expire or otherwise be terminated no later than December 31, 2001 in accordance with its terms and thereafter will no longer have any force or effect, except for a non-exclusive sell-off period of six (6) months and as otherwise set forth in Schedule 4.18(a)(ix)(2) attached hereto.

                        (x) "I/P Assets" shall mean the Catalogue, Masters, the Compositions, the Print Music, the A/V Works, the Trademarks, the Artwork and the copyrights, copyright applications, copyright registrations, business method patents, patents, patent applications, patent registrations, designs, design registrations and domain names owned by any Acquired Company.

                        (xi) "I/P Contracts" shall mean the Acquisition Agreements, the Artist Agreements, the Producer Agreements, the Writer Agreements, the A/V Work Agreements, the Licenses, the Distribution Agreements and the Distributed Label Agreements, and all other agreements related to copyrights or other intellectual property or other proprietary rights used by any of the Acquired Companies.

                        (xii) "Licenses" shall mean, individually and collectively, each and every license, subpublishing agreement, administration agreement, participation, licensing or collection agreement, mechanical or public performance society agreement and all other contracts and agreements relating to the use or exploitation of the Compositions, the Print Music, the Masters or the A/V Works and any and all rights and benefits thereunder, including those licenses and agreements set forth on Schedule 4.18(a)(xii) attached hereto. Schedule 4.18(a)(xii) attached hereto sets forth a true and complete list of each License pursuant to which any Acquired Company (x) has paid or has received any amounts exceeding $150,000 during the current calendar year or any one of the two preceding calendar years, or (y) is or is reasonably expected to be obligated to pay any amounts (including by way of recoupment of any advance) exceeding $150,000 in calendar year 2002.

                        (xiii) "Masters" shall mean the sound recordings listed on Schedule 4.18(a)(xiii) attached hereto, which sound recordings comprise the entire current commercially available catalog of sound recordings of Word Entertainment (as well as sound recordings not currently commercially available) and all copyrights, renewal copyrights, copyright registrations and copyright applications and similar rights therein.

                        (xiv) "Print Music" shall mean any Acquired Company's interest in and to all print music works directly related to the Music Business, reproducing the music and/or lyrics of one or more musical works of authorship, all artwork related thereto and all photographic or engraving plates, all film negatives and digital files and all engraving software files, in each case embodying all or part thereof.

                        (xv) "Producer Agreements" shall mean any agreement with any individual producer of any of the Masters or A/V Works, including those agreements listed on Schedule 4.18(a)(xv) attached hereto.
        Schedule 4.18(a)(xv) attached hereto sets forth a true and complete list of each Producer Agreement pursuant to which any Acquired Company (x) has paid royalties, advances against royalties and/or any other payments directly to a producer or such producer's furnishing entity exceeding $75,000 in the ordinary course of regular accountings during the current calendar year or any one of the preceding two calendar years, or (y) is or is reasonably expected to be obligated to pay royalties, advances against royalties and/or any other payments directly to a producer or such producer's furnishing entity exceeding $75,000 in calendar year 2002.

                        (xvi) "Records" shall mean any reproduction of a Master, which reproduction is in any form now known and in which reproductions of sounds, with or without visual images, are fixed by any method now known, and from which sounds, with or without visual images, can be perceived, reproduced or otherwise communicated, either directly or with the aid of a machine, device or process, and including the object in which sounds, without visual images, are fixed, including, but not limited to, digital downloads (to the extent that such rights may be granted), disc records, soundtracks, film, tape, tape cartridges and cassette tape, digital audio tape, compact disc and all "sight and sound devices" including "audiovisual" devices (as such term is used in the 1976 Copyright Act, as amended).

                        (xvii) "Royalties" shall mean all royalties, shares of profits and/or other consideration due and payable by any Acquired Company to writers, co-publishers, artists, producers or any other royalty or similar participants in connection with any I/P Assets.

                        (xviii) "Trademarks" shall mean the trademarks, trademark registrations, trademark registration applications, service marks, service mark applications, service mark registrations, business names, brand names, tradenames, imprints and logos described in Schedule 4.18(a)(xviii) attached hereto, together with the goodwill associated therewith. Schedule 4.18(a)(xviii) attached hereto sets forth a true and complete list of all such assets that are registered (or in respect of which a registration has been applied for) or are material to the Music Business.

                        (xix) "Unrecouped Advances" shall mean advances and other recoupable costs and expenses relating to the I/P Assets paid by any Acquired Company to any third Person or incurred by an Acquired Company on behalf of a third Person which are unrecouped. Schedule 4.18(a)(xix) attached hereto sets forth a true and complete list of all Unrecouped Advances in excess of $100,000.

                        (xx) "Writer Agreements" shall mean and include individually and collectively each of the songwriter, co-publishing, administration and other agreements between any Acquired Company, on the one hand, and with or in respect of any songwriter or arranger on the other, including those agreements listed on Schedule 4.18(a)(xx) attached hereto. Schedule 4.18(a)(xx) attached hereto sets forth a true and complete list of each Writer Agreement with any Person (x) who has earned or been paid by any Acquired Company royalties, advances and/or any other payments in the ordinary course of regular accountings or regular contractual payments exceeding $75,000 in the aggregate during the current calendar year or any one of the preceding two calendar years, or
        (y) who will earn or to whom any Acquired Company is or is reasonably expected to be obligated to pay royalties, advances and/or any other payments exceeding $75,000 in calendar year 2002, in either case where such royalties, advances or other payments relate to the creation, production, distribution or the exploitation of musical compositions.
        Schedule 4.18(a)(xx) attached hereto also sets forth for each Writer Agreement listed whether the period during which the Acquired Company party thereto has the exclusive right to administer rights in the musical compositions, arrangements, titles, lyrics or music created thereunder is less than in perpetuity and for such agreements, the duration of such shorter period.

                (b) None of the Acquired Companies use or require any intellectual property or other similar proprietary rights for which they do not possess the requisite rights in connection with the operation of the Music Business as now conducted. Except as disclosed on Schedule 4.18(b) attached hereto, (i) all rights of the Acquired Companies in and to each Significant Product and the Masters are valid and enforceable and (ii) to Seller's knowledge, all rights of the Acquired Companies in and to all other I/P Assets are valid and enforceable. "Significant Product" means any audio or audiovisual product in respect of which the Acquired Companies have sold more than 100,000 units in the CBA market since January 1, 1994, all of which products are set forth in Schedule 4.18(b) attached hereto. All parties entitled to Royalties have been paid all Royalties due and payable to them based upon income received by Seller pursuant to and in accordance with the applicable I/P Contracts. The Acquired Companies are the sole and exclusive owners of the I/P Assets free and clear from any and all Encumbrances, except the royalty obligations and other third party payment obligations related to exploitation by Buyer as contained in the I/P Contracts.

                (c) To Seller's knowledge, the Acquired Companies are not infringing upon any rights of any Person with respect to the use or exploitation of any of the I/P Assets, and since January 1997, no Acquired Company has received any notice of any such claim, and Seller is not aware of any such claim of which any other Person has received written notice, which was not without merit or which has not been satisfactorily resolved, other than those listed on
Schedule 4.18(c), nor does Seller have any knowledge of any facts that could give rise to any such claim. To Seller's knowledge, the I/P Assets are original works of authorship of the respective creators thereof and Buyer's use of such works consistent with the Acquired Companies' current practices will not infringe upon or violate any rights of privacy, publicity, copyright, trademark or other proprietary right, as applicable, of any Person.

                (d) Seller has applied for copyright registration and certificates of renewal registration (for works protected in the United States on or before December 31, 1977 where the original term of copyright has expired and where necessary to protect such renewal rights) in respect of all material Masters, Compositions, Print Music, Artwork and A/V Works. The copyrights and renewal copyrights were duly and timely applied for, registered and remain in full force and effect. No Acquired Company has received any notice terminating any Acquired Company's rights under Section 304 of the United States Copyright Act.

                (e) Other than the Trademarks, there are no trademarks, trademark registrations, trademark registration applications, service marks, service mark applications, service mark registrations, business names, brand names, tradenames, imprints or logos which are owned, currently used by the Acquired Companies in connection with the Music Business and that are material to the Music Business. Except as listed on Schedule 4.18(e) attached hereto, no Acquired Company has received any notice from any Person, or is aware of any pending or threatened claim, alleging that any Trademark infringes upon the rights of any other Person which was not without merit or which has not been satisfactorily resolved, and Seller has no knowledge of any facts which could reasonably be expected to give rise to such a claim.

                (f) Except as listed on Schedule 4.18(f) attached hereto, as of the date hereof each I/P Contract is, and following the consummation of the transactions contemplated hereby will continue to be, in full force and effect and enforceable in accordance with its terms (except that such enforcement may be subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium (whether general or specific) or other laws now or hereafter in effect relating to creditors' rights generally and the remedy of specific enforcement and injunctive or other forms of equitable relief may be subject to equitable defense and to the discretion of the court before which any proceeding therefor may be brought) except where the invalidity or non-enforceability of such I/P Contract, in the aggregate, is not reasonably likely to have a Company Material Adverse Effect; and the Acquired Companies have performed their material obligations thereunder and are not in material default with respect to any such agreements.

                (g) The grant of copyright in each Significant Composition, to the extent it was afforded statutory copyright protection under U.S. law as of January 1, 1978 from the writer(s) thereof to any Acquired Company, extends to all rights for the full term of copyright, except as otherwise set forth on Schedule 4.18(g). The grant of copyright in the Compositions from which substantially all of NPS (other than NPS relating to Significant Compositions) was derived during the Relevant Period (as defined below), to the extent such Compositions were afforded statutory protection under U.S. law as of January 1, 1978 from the writer(s) thereof to any Acquired Company, extends to all rights for the full term of copyright. "Significant Compositions" means those Compositions set forth on Schedule 4.18(g), which represent the highest earning Compositions as to which the Acquired Companies received at least 50% of the NPS during the period commencing on January 1, 1999 through June 30, 2001 (the "Relevant Period"), and "NPS" means net publisher's share calculated as follows: with respect to any accounting period, NPS means all gross revenues received or which should have been received in such period, based upon such number of royalty accounting statements as are normally or customarily received or which normally or customarily should have been received in such accounting period by the Acquired Companies with respect to any rights in and to the Compositions, less any amounts actually paid or payable relating to such gross revenues, by the Acquired Companies to writers of Compositions, joint owners of rights, and any other third parties, including, without limitation, co-publishers, subpublishers and administrators, having a royalty interest in the rights or other royalty participation. For purposes of the computation of NPS, (i) there shall be no acceleration of payment of gross revenues to a time earlier than otherwise would have been made so as to prematurely include such payments in an accounting period with a view towards distorting NPS for such period, (ii) all normal and customary royalty revenues shall be included (including any amounts on any corrected royalty statement for such period whether or not received in such period, such as, payments at an incorrect royalty rate, which rate is later corrected), and (iii) any advances, prepayments, advance recoupments or non-recurring items shall not be included.

                (h) Schedule 4.18(a)(vii) attached hereto lists all Compositions owned in whole or in part by the Acquired Companies, which whole or partial ownership is indicated next to each such Composition, contained in the Acquired Companies' electronic database and includes all Compositions which have generated revenue since January 1, 1999.

                (i) Except as set forth on Schedule 4.18(i) attached hereto, during the period commencing one year prior to the date hereof, no Acquired Company has entered into any contract for the licensing or other exploitation of the I/P Assets which adversely and materially varies from the type of agreements theretofore entered into by the Acquired Companies pursuant to normal business custom.

                (j) With respect to each Artist Agreement, set forth on Schedule 4.18(j) attached hereto are true and complete descriptions of the extent to which the obligations and commitments of the applicable recording artist under each such Artist Agreement have been or remain to be performed or delivered, including, without limitation, the number of albums delivered to date thereunder and the number of "firm" and option albums to be delivered thereunder. With respect to each Artist Agreement having executory obligations (e.g., remaining albums yet to be delivered thereunder), such Artist Agreement conveys exclusive, perpetual and worldwide rights to manufacture, sell, distribute and advertise records (that is, all forms of reproduction, whether now known or unknown, embodying sound alone, or sound accompanied by visual images) embodying master recordings and to lease, license, convey or otherwise use or dispose of master recordings by any method now or hereafter known in any field of use, except as othewise set forth on Schedule 4.18(j). Neither Seller nor any Acquired Company is aware that any recording artist will terminate or seek not to perform its Artist Agreement. All options which any Acquired Company has purported to exercise under any Acquisition Agreement or Artist Agreement have been validly and properly exercised. No Acquired Company has failed to timely exercise any options under any Artist Agreement listed on Schedule 4.18(a)(ii) attached hereto. All Unrecouped Advances under the Artist Agreements were made in the ordinary course of business. Except as listed on Schedule 4.18(j), to the knowledge of Seller, there are no bona fide defenses or facts constituting a basis for a bona fide defense to the recoupment of such Unrecouped Advances. Each Artist Agreement contains representations and warranties that the applicable recording artist was free to furnish such services, without violation of any contract, contractual restriction or duty owed to any Person, and to the knowledge of Seller, there has been no such violation.

                (k) With respect to each Writer Agreement, set forth on Schedule 4.18(k) attached hereto are true and complete descriptions of the extent to which the obligations and commitments of the applicable songwriter or arranger under each such Writer Agreement have been or remain to be performed or delivered, including the number of contract periods elapsed to date and the number of "firm" and option contract periods remaining. Neither Seller nor any Acquired Company is aware that any songwriter or arranger will terminate or seek not to perform its Writer Agreement. All options which any Acquired Company has purported to exercise under any Acquisition Agreement or Writer Agreement have been validly and properly exercised. No Acquired Company has failed to timely exercise any options under any Writer

Agreement listed on Schedule 4.18(a)(xx) attached hereto. All Unrecouped Advances under the Writer Agreements were made in the ordinary course of business. To the knowledge of Seller, there are no bona fide defenses or facts constituting a basis for a bona fide defense to the recoupment of such Unrecouped Advances. Most of the Writer Agreements contain representations and warranties that the applicable songwriter or arranger was free to furnish such services, without violation of any contract, contractual restriction or duty owed to any Person, and to the knowledge of Seller, there has been no such violation.

                (l) To Seller's knowledge, Schedule 4.18(l) attached hereto contains true and complete details of all written requests for renegotiation in relation to any of the IP Contracts received by Seller or any Acquired Company.

                (m) No Acquired Company has received any notice of any asserted failure, past or present, of the Masters to comply with all applicable Laws or collective bargaining agreements. No Master embodies any performance of any recording artist who was a minor either at the time such performance was recorded onto such Master or at the time that the recording artist entered into an Artist Agreement pursuant to which the Master was delivered, other than artists listed on Schedule 4.18(m). With respect to any recording artist whose services or works are embodied on a Master, each Master embodying the results and proceeds of the services or works of such artist (i) was prepared within the scope of the applicable Acquired Company's engagement of such artist's personal services and is a work made-for-hire, or was prepared as part of a Master which constitutes a work specifically ordered by the Acquired Company for use as a contribution to a collective work, (ii) has been acknowledged in writing by the artist to be a work made-for-hire and (iii) such artist has agreed with the applicable Acquired

Company that, to the extent that the artist is deemed the "author" of any such Master, the artist has assigned to the applicable Acquired Company the entire worldwide right, title and interest in and to such Master, including all copyrights and the performances by such artist embodied thereon.

                (n) No Acquired Company has received any notice of any asserted failure, past or present, of the Compositions to comply with all applicable Laws or collective bargaining agreements. Except as set forth on Schedule 4.18(n), no Composition embodies any musical composition, arrangement, title, lyric or music of any songwriter or arranger who was a minor either at the time such musical composition, arrangement, title, lyric or music was created or at the time that the songwriter or arranger entered into a Writer Agreement pursuant to which the Composition was delivered.

        4.19 CONTRACTS AND COMMITMENTS. Schedule 4.19 attached hereto lists the following contracts and other agreements currently in effect to which an Acquired Company is a party:

                (a) any contracts, commitments, arrangements or understandings which (i) may involve the expenditure by an Acquired Company after the Closing Date of more than $150,000 for any individual contract, commitment, arrangement or understanding, (ii) was not entered into in the ordinary course of business or (iii) is not terminable by an Acquired Company by notice of not more than sixty (60) days for a cost less than $150,000. Except as set forth on Schedule 4.05(a), and with respect to the transactions contemplated by Section 6.01(b), to Seller's knowledge with respect to such transactions, the legal enforceability after the Closing of the rights of the Acquired Companies under any contracts, commitments, arrangements or understandings to which they are a party will not be affected in any manner by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby;

                (b) any agreement under which it has advanced or loaned any amount to any of the members of its board of directors or similar governing body, its officers or its employees;

                (c) any agreement containing a covenant of Seller or any Acquired Company not to compete or any other restriction on Seller's or any Acquired Company's ability to conduct the Music Business;

                (d) any agreement, contract or other instrument under which (i) any Person has directly or indirectly guaranteed or become surety for indebtedness, liabilities or obligations of an Acquired Company, or (ii) an Acquired Company has directly or indirectly guaranteed or become surety for indebtedness, liabilities or obligations of any Person (in each case other than endorsements for the purpose of collection in the ordinary course of business);

                (e) any agreement, contract or other instrument under which an Acquired Company has, directly or indirectly, made any advance, loan, extension of credit (other than an account receivable) or capital contribution in excess of $150,000 to, or other investment in, any Person;

                (f) any agreement or instrument providing for indemnification of any Person with respect to liabilities relating to any current or former business of an Acquired Company or any predecessor Person; or

                (g) except as provided in Section 4.18, any other agreement, contract or instrument that is material to the operation of the Music Business.

        Seller has delivered or made available to Buyer a correct and complete copy of each written agreement listed in Schedule 4.19 attached hereto and a written summary setting forth the material terms and conditions of each oral agreement referred to in Schedule 4.19.

        4.20 ACCOUNTS RECEIVABLE. All accounts receivable of the Acquired Companies (collectively, the "Accounts Receivable") are properly reflected on the Interim Balance Sheet or on the accounting records of the Acquired Companies and represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. There is no contest, claim or right of set-off, other than returns in the ordinary course of business consistent with past practice, under any contract, agreement or understanding with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. Schedule 4.20 attached hereto contains a complete and accurate list of all Accounts Receivable as of the date of the Interim Balance Sheet, which list sets forth the aging of such Accounts Receivable. Upon request, Seller will, subject to Section 6.05, update Schedule 4.20 attached hereto as of a date not more than five (5) days prior to the Closing Date.

        4.21 LABOR MATTERS. There are no collective bargaining agreements in effect between any of the Acquired Companies or any labor unions or organizations representing any of the Acquired Companies' employees. During the past three years, there has been no request for collective bargaining or for an employee election from any employee, union or the National Labor Relations Board. Except as and to the extent set forth in Schedule 4.21 attached hereto and to the knowledge of Seller: (a) the Acquired Companies are in material compliance with all Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice; (b) there is no unfair labor practice complaint against any Acquired Company pending or threatened before the National Labor Relations Board or the United States Department of Labor; (c) there is no labor strike, dispute, slowdown or stoppage in progress or threatened against or involving any Acquired Company; (d) no question concerning representation has been raised or is threatened respecting the employees of the Acquired Companies; and (e) no grievance or arbitration proceeding is pending and no claim therefor exists.

        4.22 NO BREACH. Except as set forth on Schedule 4.05(a) attached hereto, and with respect to the transactions contemplated by Section 6.01(b), to Seller's knowledge, each contract, agreement, understanding or arrangement referred to in this Agreement or in any Schedule hereto to which any of the Acquired Companies is a party is legal, valid, binding and enforceable against the applicable Acquired Company and, to the knowledge of Seller, the other parties thereto, and is in full force and effect. Except as set forth on
Schedule 4.22, there have been no threatened cancellations thereof nor outstanding disputes thereunder, and none of the Acquired Companies has, and to the knowledge of Seller, no third party has, breached any provision of, nor does there exist any default in any material respect under, or event (including the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby) which is, or with the giving of notice or the passage of time or both would become, a breach or default in any material respect under or would give rise to any right to terminate, modify or accelerate in any material respect the terms of any such contract, agreement, understanding or arrangement.

        4.23 INVENTORY. All inventory of the Acquired Companies, whether or not reflected in the Interim Balance Sheet, consists of a quality and quantity usable and salable in the ordinary course of business consistent with past practice, except for obsolete items and items of below-standard quality, all of which, to Seller's knowledge, have been written off or written down to net realizable value in the Interim Balance Sheet or on the accounting records of the Acquired Companies as of the Closing Date, as the case may be. The quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of the Acquired Companies.

        4.24 PROFESSIONAL FEES. Except for fees and commissions that will be paid by Gaylord or Seller, no agent, broker, investment banker or Person acting on behalf of Gaylord, Seller or the other Acquired Companies or under their authority is or will be entitled to any broker's or finder's fee or any other compensation or similar fee directly or indirectly in connection with any of the transactions contemplated herein.

        4.25 AFFILIATED TRANSACTIONS. Schedule 4.25 attached hereto sets forth a true and complete list of all written contracts or other agreements between an Acquired Company and any Affiliate (as defined below) thereof, except for dealings with other Acquired Companies. Schedule 4.25 attached hereto sets forth a true and complete summary of all other business arrangements or dealings between an Acquired Company and any Affiliate thereof. All of the contracts, agreements, arrangements or dealings set forth or described in Schedule 4.25 are arm's length transactions containing fair market terms and conditions. Except as set forth in Schedule 4.25 attached hereto, and except for dealings with other Acquired Companies, no Acquired Company has any direct or indirect dealings with any Affiliate thereof or with any officer, member of the board of directors or similar governing body or key employee of such Acquired Company or with any of their respective Affiliates. "Affiliate" means, with respect to any Person, any Person who directly or indirectly controls, is controlled by or is under common control with such Person. For purposes of the foregoing, "control" means the direct or indirect power to direct the management and policies of a Person, whether through the ownership of voting securities, by agreement or otherwise.

        4.26 FULL DISCLOSURE. Neither this Agreement, nor any certificate or other instrument or document furnished or to be furnished by Gaylord or Seller to Buyer pursuant to this Agreement, contains any untrue statement of a material fact or omits to state any material fact required to be stated herein or therein or necessary to make the statements and information contained herein or therein not misleading in any material respect.

                                   ARTICLE V.
                    REPRESENTATIONS AND WARRANTIES BY BUYER

        Buyer hereby represents and warrants to Gaylord and Seller as follows:

        5.01 ORGANIZATION AND GOOD STANDING. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has full limited liability company power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

        5.02 AUTHORIZATION. Buyer has taken all actions required by law, its constitutive documents and otherwise necessary to authorize the execution and delivery by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby.

        5.03 VALID AND BINDING AGREEMENT. This Agreement constitutes the legal, valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, moratorium, insolvency, reorganization or other similar laws affecting or limiting the enforcement of creditors' rights generally and except as such enforceability is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        5.04 NO VIOLATION. The execution and delivery of this Agreement by Buyer does not, and the consummation of the transactions contemplated hereby will not,
(a) violate any provision, or result in the creation of any Encumbrance under, any agreement, indenture, instrument, lease, security agreement, mortgage or lien to which Buyer is a party or by which it is bound; (b) violate any provision of Buyer's constitutive documents; or (c) violate any order, arbitration award, judgment, writ, injunction, decree, statute, rule or regulation applicable to Buyer, except where the violation would not have a material adverse effect on Buyer or its ability to consummate the transactions contemplated hereby.

        5.05 PROFESSIONAL FEES. Except for fees and commissions that will be paid by Buyer, no agent, broker, investment banker or Person acting on behalf of Buyer or under its authority is or will be entitled to any broker's or finder's fee or any other compensation or similar fee directly or indirectly in connection with any of the transactions contemplated herein.

        5.06 CONSENTS AND APPROVALS. Buyer has obtained all consents, approvals, authorizations or orders of third parties, excluding Governmental Authorities, necessary for the authorization, execution and performance of this Agreement by Buyer.

        5.07 INVESTMENT INTENT. Buyer has such knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits associated with the acquisition of the Company Interests and is acquiring the Company Interests for its own account for investment, with no present intention of making a public distribution thereof. Buyer will not sell or otherwise dispose of the Company Interests in violation of the Securities Act of 1933, as amended, or any state securities laws.

        5.08 SUFFICIENT FUNDS. As of the Closing, Buyer will have sufficient funds to consummate the transactions contemplated hereby, including, without limitation, to pay the Purchase Price in accordance with the terms of this Agreement, and has all requisite power and authority to make payment of such funds in the manner described herein, and such funds will be at the Closing Date, free and clear of all Encumbrances of any kind.

        5.09 FULL DISCLOSURE. Neither this Agreement, nor any certificate or other instrument or document furnished or to be furnished by Buyer to Gaylord or Seller pursuant to this Agreement, contains any untrue statement of a material fact or omits to state any material fact required to be stated herein or therein or necessary to make the statements and information contained herein or therein not misleading.

        5.10 RELIANCE OF REPRESENTATIONS OF SELLER. Buyer acknowledges that, except for the representations and warranties of Gaylord and Seller specifically set forth in Article IV and in any certificate delivered pursuant to Section
8.03 and the instruments of transfer for the Company Interests, it has not relied on any information provided by Gaylord, Seller or the other Acquired Companies in connection with the transactions contemplated by this Agreement as constituting a representation or warranty of Gaylord or Seller.

                                  ARTICLE VI.
                 COVENANTS AND AGREEMENTS OF GAYLORD AND SELLER

        6.01 CONDUCT OF BUSINESS PENDING THE CLOSING.

                (a) Except as otherwise expressly provided in Section 6.01(b) or 6.01(c) below, from the date hereof until the Closing, Gaylord will, and will cause Seller, and, if applicable, the Subsidiaries to, fulfill the following covenants and agreements unless otherwise consented to by Buyer in writing:

                        (i) Gaylord, Seller and the other Acquired Companies will use their best efforts consistent with past practices to maintain the existence, rights and franchises of the Acquired Companies and to preserve for Buyer the present relationships of the Acquired Companies with their suppliers and customers and others having business relationships with them.

                        (ii) Gaylord, Seller and the other Acquired Companies shall not affirmatively take any action that would cause any of the representations and warranties made by Gaylord and Seller not to be true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date.

                        (iii) Gaylord, Seller and the other Acquired Companies will not do or omit to do any act, or permit any act or omission to act, which would cause a material breach of any I/P Contract or any other material contract, commitment or obligation of the Acquired Companies.

                        (iv) With respect to the Acquired Companies, Gaylord, Seller and the other Acquired Companies will not (w) grant any increase in the wages or salary of any officer, employee or agent of the Acquired Companies, except normal wage or salary increases for officers or employees in the ordinary course of business and consistent with past practice; (x) enter into any employment agreement, sales agency or other contract or arrangement with respect to the performance of personal services (other than in the ordinary course of business) which is not terminable by it without liability on not more than thirty (30) days' notice; (y) enter into or extend any labor contract with any hourly-paid employees or any union; or (z) agree to take any of the foregoing actions.

                        (v) The Acquired Companies will not mortgage, pledge or subject to any other Encumbrance, any of the Acquired Companies' assets.

                        (vi) The Acquired Companies will not enter into (s) any Acquisition Agreement or Writer Agreement committing any Acquired Company to pay any royalties, advances or other payments exceeding $75,000 in any twelve (12) month period; (t) any Artist Agreement committing any Acquired Company to pay any royalties, advances or other payments exceeding $200,000 in any twelve (12) month period; (u) any A/V Work Agreement committing any Acquired Company to pay any royalties, advances or other payments exceeding $150,000 in any twelve (12) month period; (v) any Producer Agreement committing any Acquired Company to pay any royalties, advances or other payments exceeding $100,000 in any twelve (12) month period; (w) any Distribution Label Agreement committing any Acquired Company to make payments exceeding $250,000 in any twelve (12) month period; (x) any Distribution Agreement; (y) any License committing any Acquired Company to pay any amounts or make any advances or entitling any Acquired Company to receive amounts exceeding $200,000 in any twelve (12) month period; or (z) any other transaction involving more than $150,000 or a commitment extending more than six (6) months.

                        (vii) The Acquired Companies will not declare, pay or make or set aside for payment or making, any dividend or other distribution in respect of its capital stock or other securities, or directly or indirectly redeem, purchase or otherwise acquire any of its capital stock or other securities.

                        (viii) Neither Gaylord nor Seller shall issue or sell, or authorize the issuance or sale of, any shares of capital stock or limited liability company interests of any Acquired Company or any securities convertible into, or exchangeable for, or options, warrants to purchase, rights to subscribe for, calls or commitments of any character relating to, or enter into any contract, understanding or arrangement with respect to the issuance of, any shares of capital stock or limited liability company interests of any Acquired Company or adjust, split, combine or reclassify any of the securities of an Acquired Company, or make any other changes to the capital structure of an Acquired Company.

                        (ix) Gaylord, Seller and the other Acquired Companies will not directly or indirectly (through a representative or otherwise) solicit or furnish information to any prospective acquirors, commence negotiations with any other party or enter into any agreement with any other party concerning the sale of any of the Acquired Companies' capital stock or other equity interests or assets or any part thereof, or involving the merger, consolidation or combination of an Acquired Company or share exchange with any other Person.

                        (x) Neither Gaylord, Seller nor any of the other Acquired Companies will enter into any agreement to do any of the foregoing.

                (b) Immediately prior to the Closing Date, (i) Seller shall form the Company as a Tennessee limited liability company, with Seller owning all the issued and outstanding


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

membership interests of the Company, and (ii) Seller shall transfer to the Company all the assets of Seller, including all of the issued and outstanding shares of the capital stock of Word Music Group, ninety-nine percent (99%) of the issued and outstanding limited liability company interests of Word Direct and fifty percent (50%) of the issued and outstanding limited liability company interests of Celebration, and all Trademarks and other intellectual property, but excluding those assets described in Section 6.01(c), and the Company shall assume all liabilities and obligations of Seller relating to the transferred assets. Immediately prior to the Closing Date, (i) Gaylord shall cause Seller to cause Word Music Group to be converted into a Tennessee limited liability company and all of the issued and outstanding shares of capital stock of Word Music Group to be converted into limited liability company interests, and (ii) Gaylord shall cause Seller to cause Word Music Group to cause each of Dayspring, Wordspring and WMI to be converted into Tennessee limited liability companies and all of the issued and outstanding shares of capital stock of each of them to be converted into limited liability company interests, in each case pursuant to agreements and other documents in form and substance reasonably satisfactory to Buyer. Gaylord shall, and shall cause each Acquired Company to, take all such actions and execute and file all such documents as may be necessary or required to effect the conversions contemplated by this Section 6.01(b) and the termination of the separate existence of the predecessor corporate entities, including, without limitation, filing certificates of conversion and other applicable certificates with the Secretary of State of the State of Tennessee.

                (c) Notwithstanding anything to the contrary in this Agreement, Seller shall retain and shall not transfer to the Company all of the stock of Flying Rhinoceros Holdings, Inc. held by Seller and the assets of Seller's GET Management business.

        6.02 ACCESS. From the date hereof to the Closing, Gaylord shall cause the Acquired Companies to permit Buyer and its counsel, accountants, and other representatives reasonable access during normal business hours and upon reasonable notice to the facilities, properties, books, contracts, commitments, records, employees, accountants and other consultants of or relating to the Acquired Companies and will furnish Buyer and its representatives during such period with all such information concerning the Acquired Companies' affairs and such copies of such documents relating thereto (at Buyer's expense), as Buyer or its representatives may reasonably request. Any such access or investigation shall not affect or otherwise diminish or obviate in any respect any of the representations and warranties of Gaylord and Seller or their indemnification obligations contained in this Agreement or in any certificate, instrument or other document furnished or to be furnished by Gaylord or Seller to Buyer pursuant to this Agreement. In the event that this Agreement is terminated, Buyer shall return or destroy all confidential, non-public documents or portions thereof prepared by Buyer or its representatives that contain nonpublic information furnished by Gaylord pursuant hereto, and shall hold all nonpublic information received pursuant hereto, in accordance with the Confidentiality Agreement entered into between Gaylord and Buyer dated July 6, 2001.

        6.03 CONSENTS AND APPROVALS. From the date hereof to the Closing, each of Gaylord and Seller shall take all necessary corporate and other action and use all commercially reasonable efforts to obtain promptly all consents, approvals, permits, licenses, authorizations, exemptions and waivers from third parties to carry out the transactions contemplated in this Agreement, including but not limited to filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "Hart-Scott-Rodino Act"), and shall provide to Buyer such information as Buyer may reasonably require to make such filings and prepare such applications as may be required for the consummation by Buyer of the transactions contemplated by this Agreement. Specifically, with respect to the filings pursuant to the Hart-Scott-Rodino Act, both Buyer and Gaylord agree that they will, as promptly as possible, but in any event no later than twenty (20) days hereafter, file with the Federal Trade Commission and the Antitrust Division of the Justice Department the notifications and other information required to be filed under the Hart-Scott-Rodino Act with respect to the transactions contemplated hereby. Each party shall pay its own filing fees payable in connection with the filing under the Hart-Scott-Rodino Act.

        6.04 PAYMENT OF INDEBTEDNESS BY RELATED PERSONS. On or prior to the Closing, (a) Gaylord will cause all indebtedness owed by any Acquired Company to Gaylord or any of its Affiliates (other than the Acquired Companies) to be converted, directly or indirectly, into equity or otherwise forgiven, and (b) Gaylord will, or will cause its Affiliates (other than the Acquired Companies) to, repay to the Acquired Companies all indebtedness or accounts payable owed by Gaylord or any such Affiliates to the Acquired Companies.

        6.05 SCHEDULES. From the date hereof to the Closing, Gaylord or Seller shall promptly notify Buyer in writing of any event, condition or circumstance unknown to Gaylord and Seller as of the date hereof that would cause any of the representations and warranties of Gaylord and Seller contained in this Agreement to become untrue in any respect. Gaylord and Seller may, from time to time prior to or at the Closing, by notice to Buyer in accordance with the terms of this Agreement, supplement or amend any Schedule, including one or more supplements or amendments to correct any matter which would constitute an inaccuracy or breach of any representation or warranty contained herein. No such supplemental or amended Schedule shall be deemed to cure any inaccuracy or breach for purposes of Section 8.01. If, however, the Closing occurs, any such supplement or amendment will be effective to cure and correct for all other purposes any inaccuracy in or breach of any representation or warranty that would have existed if Gaylord and Seller had not made such supplement or amendment, and all references to any Schedule that is supplemented or amended as provided in this Section 6.05 shall for all purposes after the Closing be deemed to be a reference to such Schedule as so supplemented or amended.

                                  ARTICLE VII.
                        COVENANTS AND AGREEMENTS OF BUYER

        7.01 CONSENTS AND APPROVALS. From the date hereof to the Closing, Buyer shall take all necessary corporate and other action and use commercially reasonable efforts to obtain promptly all consents, approvals, permits, licenses, authorizations, exemptions and waivers from third parties (including pursuant to the Hart-Scott-Rodino Act) to carry out the transactions contemplated in this Agreement, and shall provide to Gaylord such information as Gaylord may reasonably require to make such filings and prepare such applications as may be required for the consummation by Gaylord and Seller of the transactions contemplated by this Agreement.

        7.02 BOOKS AND RECORDS. Subject to Section 11.02, for a period of six
(6) years with respect to tax-related books and records, and three (3) years with respect to all other books and records, from and after the Closing Date:

                (a) Buyer shall not dispose of or destroy any of the Acquired Company's books and records relating to periods prior to the Closing ("Books and Records") without first offering to turn over possession thereof to Seller by written notice to Seller at least thirty (30) days prior to the proposed date of such disposition or destruction.

                (b) Buyer shall upon reasonable notice and at reasonable times allow Seller and its agents reasonable access to all Books and Records during normal working hours at Buyer's principal place of business or at any location where any Books and Records are stored, and Seller shall have the right, at its expense, to make copies of any Books and Records. Buyer shall make available to Seller upon written request (i) copies of any Books and Records, (ii) Buyer's personnel to assist Seller in locating and obtaining any Books and Records, and
(iii) any of Buyer's personnel whose assistance or participation is reasonably required by Seller in anticipation of, or preparation for, existing or future litigation, tax returns, or other matters in which Seller or any of its Affiliates are involved. Seller shall reimburse Buyer for the reasonable out-of-pocket expenses incurred by Buyer in performing the covenants contained in this Section 7.02.

                (c) To the extent any books and records of Gaylord or Seller relate to matters involving the Acquired Companies for periods ending prior to or on the Closing, Gaylord or Seller shall, upon reasonable notice and at reasonable times allow Buyer and its agents reasonable access to such books and records during normal working hours at Gaylord's or Seller's principal place of business or at any location where any such books or records are stored and Buyer shall have the right, at its expense, to make copies thereof. For the avoidance of doubt, such access shall include access in order to enable Buyer to prepare the Closing Net Asset Statement on a timely basis.

        7.03 BUYER'S KNOWLEDGE OF GAYLORD'S AND SELLER'S REPRESENTATIONS. Buyer hereby agrees that to the extent any representation or warranty of Gaylord and Seller made herein is, to the knowledge of Buyer prior to the Closing, untrue or incorrect, Buyer will notify Gaylord and

Seller of such representation or warranty being untrue or incorrect prior to Closing so that Gaylord and Seller may supplement their Schedules in accordance with and subject to Section 6.05.

        7.04 EMPLOYEE MATTERS.

                (a) Following the Closing, Buyer shall, or shall cause each of the Acquired Companies to (i) honor all obligations under employment agreements of each such Acquired Company identified on Schedule 4.17(a) attached hereto,
(ii) honor the "stay-on" bonus obligations of the Acquired Companies as described on Schedule 4.17(a) attached hereto, and (iii) except as provided herein or any failure to comply with Section 4.17(d)(i), pay all benefits accrued through the Closing Date under employee plans and benefit arrangements of such Acquired Company in accordance with the terms thereof. In furtherance and not in limitation of the foregoing, Buyer agrees to provide, or cause the Acquired Companies to provide, employees of the Acquired Companies who are employed by the Acquired Companies immediately prior to the Closing Date other than any such employees who are in benefit payment status on the Closing Date under the Gaylord Long-Term Disability Plan ("Continuing Employees") with compensation and benefits (other than severance and termination benefits) comparable in the aggregate to the compensation and benefits provided to similarly-situated Buyer employees. Notwithstanding the foregoing, Buyer shall have the same right to terminate or cause the termination of the employment of any Continuing Employee as the Acquired Company employing such Continuing Employee had as of the Closing Date. With respect to medical benefits provided to Continuing Employees as of the Closing Date under Buyer's benefit plans, Buyer agrees that it will, or it will cause each Acquired Company to, waive waiting periods and pre-existing condition requirements under such plans, and will give Continuing Employees credit for any copayments and deductibles actually paid by such employees under such Acquired Company's medical plans during the plan year in which the Closing occurs. In addition, service with the Acquired Companies shall be recognized for purposes of eligibility and vesting under Buyer's welfare plans as well as for purposes of Buyer's programs or policies for vacation and sick pay. Without limiting the generality of the foregoing, Buyer shall honor all vacation, personal and sick days accrued by Continuing Employees under any Acquired Company's plans, policies, programs and arrangements immediately prior to the Closing. With respect to any person whose employment with an Acquired Company terminated prior to the Closing Date and who is not a Continuing Employee, liability, if any, under employee plans and benefit arrangements shall be the responsibility of Gaylord. Except as otherwise specifically provided in this Section 7.04, Buyer shall have no responsibility to provide or continue any employee benefit plan or arrangement for Continuing Employees and shall have no responsibility or obligation in connection with any equity plan or program (including stock options and stock appreciation rights) based on or relating to Gaylord's or Seller's stock. In the event any person who is a Continuing Employee and is receiving benefits under Gaylord's short-term disability program on the Closing Date subsequently begins to receive benefit payments under Gaylord's Long-Term Disability Plan without returning to active employment, such person shall cease to be a Continuing Employee as of the date such Long Term Disability Plan benefit payments commence.

                (b) Effective as of the Closing Date, the Acquired Companies and each Continuing Employee shall cease participation in Gaylord's health and welfare benefit plans

("Seller Welfare Plans") and commence participation in the benefit plans established or otherwise made available to Continuing Employees by Buyer pursuant to Section 7.04(a). Gaylord agrees that each Seller Welfare Plan shall be responsible for claims incurred for Continuing Employees under such plans prior to the Closing Date and claims incurred prior to, on or after the Closing Date by any individual covered or eligible to elect coverage under a Seller Welfare Plan under the provisions of Section 601 through 609 of ERISA ("COBRA") by virtue of a "qualifying event" as defined by COBRA which occurred prior to the Closing Date. All claims for health and welfare benefits incurred for Continuing Employees after the Closing Date shall be the responsibility of Buyer. For purposes of this Section 7.04(b), a claim shall be deemed "incurred" when the relevant service is provided or item is purchased.

                (c) Each Continuing Employee whose employment with Buyer and its Affiliates is involuntarily terminated within the 12-month period beginning on the Closing Date shall be eligible for benefits under a Buyer severance or separation plan or policy that provides a severance benefit of at least one week of pay for each year of service (credited with Buyer, Seller and their respective Affiliates). Subject to the foregoing, such benefits may be provided in the manner and under the plan or policy designated by Buyer in its discretion.

                (d) Buyer and its Affiliates shall not have any responsibility or liability for any post-retirement health or other post-retirement welfare benefit obligations for any Continuing Employee or other person. Gaylord or Seller shall retain or assume all responsibility and liability for all Continuing Employees who are eligible for benefits under any post-retirement health or welfare benefit plan, program or arrangement sponsored, maintained or contributed to by Gaylord, Seller or any of their respective Affiliates as of, or at any time prior to, the Closing Date (the "Seller Retiree Benefit Plans"). Gaylord and Seller shall indemnify and hold Buyer and its Affiliates harmless for any Losses (as defined in Section 12.01) incurred by Buyer or its Affiliates with respect to any and all claims by any persons, including, but not limited to, Continuing Employees, their beneficiaries or dependents, for benefits under the Seller Retiree Benefit Plans.

        7.05 USE OF GAYLORD OR WORD NAME.

                (a) As promptly as practicable following the Closing Date, Buyer shall cause the Acquired Companies to cease and desist from all further use of the name "Gaylord," or any trade names, trademarks, identifying logos or service marks related thereto (including "Gaylord Creative Group" and "GCG"), or any part or variation of any of the foregoing or any confusingly similar trade names, trademarks or logos; provided, however, that Buyer shall be permitted a reasonable time to transition signage, stationery, business cards and the like, it being understood that Buyer will use all reasonable efforts to expedite such transition.

                (b) As promptly as practicable following the Closing Date, Gaylord and Seller shall, and shall cause their Affiliates to, cease and desist from all future use of the name "Word" or "Word Entertainment," or any trade names, trademarks, identifying logos or service marks related thereto, or any variation of any of the foregoing or any confusingly similar tradenames, trademarks or logos.

        7.06 DELIVERY OF CURRENT AND HISTORICAL DATA FILES. Gaylord and Seller shall cause current data relating to the music publishing business of the Music Business to be transferred from Acuff-Rose Music Publishing, Inc. to Buyer in an ASCII flat file (in a mutually agreed upon format). Historical data currently in electronic format will be similarly transferred. Other historical data will be transferred in hard copy format only. All data, electronic and hard copy, will be transferred as promptly as practicable following the Closing, but in any event no later than three (3) weeks thereafter.

        7.07 CANADA DISTRIBUTION. On or before the Closing Date, Gaylord shall, and shall cause its Affiliates to, take all such actions as may be necessary to transfer, assign or otherwise vest in the Company or any other Acquired Company the exclusive right to manufacture, distribute and/or sell (a) Records containing the Masters, and (b) the sound recordings, records or audiovisual works owned in whole or part by any Person other than an Acquired Company, in each case which are currently or proposed to be manufactured, distributed or sold by Word Entertainment (Canada) Inc., a corporation organized under the laws of Yukon, Canada, and a wholly-owned subsidiary of Gaylord ("Word Canada"). On or before the Closing Date, Gaylord shall, and shall cause its Affiliates to, transfer all inventory of Records containing the Masters and A/V Works that are in the possession or control of Word Canada to one or more Acquired Companies.

                                 ARTICLE VIII.
                        CONDITIONS TO BUYER'S OBLIGATIONS

        All obligations of Buyer to enter into and complete the Closing are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any one or more of which may be waived by Buyer (other than the second sentence of Section 8.05):

        8.01 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by Gaylord and Seller in this Agreement and the statements contained in the Schedules attached hereto, to the extent qualified by materiality or by reference to a Company Material Adverse Effect shall be true and correct, and to the extent not so qualified, shall be true and correct in all material respects, in each case when made and at and as of the Closing Date as though such representations and warranties were made at and as of the Closing Date (except for those representations and warranties made as of a specific date, which shall have been true and correct as aforesaid as of such date).

        8.02 PERFORMANCE BY GAYLORD AND SELLER. Gaylord and Seller shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions required by this Agreement to be complied with or performed by Gaylord or Seller, as the case may be, on or prior to the Closing Date.

        8.03 CERTIFICATES OF GAYLORD AND SELLER. Each of Gaylord and Seller shall have delivered to Buyer a certificate, dated the Closing Date and signed by an officer of Gaylord or Seller, as the case may be, certifying as to the fulfillment by Gaylord or Seller of the conditions specified in Sections 8.01 and 8.02.

        8.04 OPINION OF COUNSEL FOR GAYLORD AND SELLER. Buyer shall have received an opinion of Bass, Berry & Sims, legal counsel for Gaylord and Seller, dated the Closing Date, substantially in the form attached hereto as Exhibit A.

        8.05 CONSENTS AND APPROVALS. All applicable waiting periods under the Hart-Scott-Rodino Act shall have expired or been terminated.

        8.06 LITIGATION. On the Closing Date, none of Gaylord, Seller or any of the other Acquired Companies shall be a party to, nor will there otherwise be pending or threatened in writing any judicial, administrative or other action, proceeding or investigation seeking to enjoin, prohibit, restrain or otherwise prevent the transactions contemplated hereby.

        8.07 CERTAIN ACTIONS AND CONVERSIONS. Buyer shall have received from Gaylord or Seller evidence reasonably satisfactory to Buyer that immediately prior to the Closing Date, (i) the Company has been duly formed as a Tennessee limited liability company, with Seller owning all of the issued and outstanding membership interests of the Company, free and clear of all Encumbrances of any kind, (ii) the transfers of assets to, and the assumption of liabilities and obligations by, the Company referred to in Section 6.01(b) have been duly made,
(iii) each of Word Music Group, Dayspring, Wordspring and WMI has been converted into a Tennessee limited liability company, and (iv) all of the issued and outstanding shares of capital stock of each of Word Music Group, Dayspring, Wordspring and WMI have been converted into limited liability company interests of the limited liability company into which each of them has been converted, and all such limited liability company interests are free and clear of all Encumbrances of any kind.

        8.08 OTHER AGREEMENTS. Each of Gaylord and Seller shall have executed and delivered to Buyer a non-competition agreement, substantially in the form of Exhibit B attached hereto (the "Non-Competition Agreement").

        8.09 FIRPTA AFFIDAVIT. Seller shall have furnished Buyer with a certificate, in the form of Exhibit C attached hereto, stating that Seller is not a "foreign" person within the meaning of Section 1445 of the Code, which certificate shall set forth all information required by, and otherwise be executed in accordance with, Treasury Regulation Section 1.1445-2(b).

                                  ARTICLE IX.
                CONDITIONS TO GAYLORD'S AND SELLER'S OBLIGATIONS

        All obligations of Gaylord and Seller to enter into and complete the Closing are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any one or more of which may be waived by Gaylord and Seller (other than Section 9.04):

        9.01 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by Buyer in this Agreement, to the extent qualified by materiality shall be true and correct, and to the extent not so qualified, shall be true and correct in all material respects, in each case when made and at and as of the Closing Date as though such representations and warranties were made at and as of the Closing Date (except for those representations made as of a specific date, which shall have been true and correct as aforesaid as of such date).

        9.02 PERFORMANCE BY BUYER. Buyer shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions required by this Agreement to be complied with or performed by Buyer on or prior to the Closing Date.

        9.03 CERTIFICATE OF BUYER. Buyer shall have delivered to Gaylord and Seller a certificate, dated the Closing Date and signed by an officer of Buyer, certifying as to the fulfillment of the conditions specified in Sections 9.01 and 9.02.

        9.04 CONSENTS AND APPROVALS. All applicable waiting periods under the Hart-Scott-Rodino Act shall have expired or been terminated.

        9.05 LITIGATION. On the Closing Date, Buyer shall not be a party to, nor will there otherwise be pending or threatened in writing any judicial, administrative or other action, proceeding or investigation seeking to enjoin, prohibit, restrain or otherwise prevent the transactions contemplated hereby.

                                   ARTICLE X.
                            TERMINATION OF AGREEMENT

        10.01 TERMINATION EVENTS. This Agreement may be terminated at any time prior to the Closing:

              (a) By mutual agreement of Gaylord, Seller and Buyer.

              (b) By Buyer, (i) if there has been a material violation or breach by Gaylord or Seller of any of the agreements, representations or warranties contained in this Agreement which has not been waived in writing by Buyer and which is not capable of being, or is not, cured by Gaylord or Seller within five
(5) Business Days after Gaylord or Seller receives written notice thereof, or
(ii) if any of the conditions set forth in Article VIII have not been satisfied by the Closing or have not been waived in writing by Buyer.

              (c) By Gaylord and Seller, (i) if there has been a material violation or breach by Buyer of any of the agreements, representations or warranties contained in this Agreement which has not been waived in writing by Gaylord and Seller and which is not capable of being, or is not, cured by Buyer within twenty (20) days after Buyer receives written notice thereof, or (ii) if any of the conditions set forth in Article IX have not been satisfied by the Closing or have not been waived in writing by Gaylord and Seller.

              (d) By either Buyer, on the one hand, or Gaylord and Seller, on the other hand, if the transactions contemplated by this Agreement shall not have been consummated on or before February 28, 2002, provided, that, such right of termination shall not be available to any party whose failure to fulfill any obligation or condition under this Agreement has been the cause of, or resulted in, the failure of the transactions contemplated hereby to be consummated on or before that date.

              (e) By either Buyer, on the one hand, or Gaylord and Seller, on the other hand, if the other makes an assignment for the benefit of creditors, files a voluntary petition in bankruptcy or seeks or consents to any reorganization or similar relief under any present or future bankruptcy act or similar law, or is adjudicated a bankrupt or insolvent.

        10.02 EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Section 10.01, all further obligations of the parties under this Agreement will terminate, except that the obligations of Buyer in
Section 6.02 and the obligations in Section 13.01 and Section 13.08 will survive. Nothing in this Section 10.02 shall relieve any party to this Agreement from liability for any intentional or willful breach of this Agreement.

                                   ARTICLE XI.
                                   TAX MATTERS

        11.01 LIABILITY FOR TAXES; PREPARATION OF TAX RETURNS.

              (a) For purposes of this Article XI, the term "Acquired Companies" shall include any predecessor corporation to an Acquired Company that was in existence prior to the conversions contemplated by Section 6.01(b) above.

              (b) Gaylord shall be liable to Buyer and the Acquired Companies, and shall, unless otherwise directed by Buyer, pay to Buyer an amount equal to any liability of the Acquired Companies for the following Taxes (including, without limitation, any obligation to contribute to the payment of Tax determined on a consolidated, combined, unitary, aggregate or other similar basis with respect to a group of corporations that includes or included the Acquired Companies, and Taxes resulting from the Acquired Companies ceasing to be members of any such group): (i) Taxes imposed on the Acquired Companies or for which the Acquired Companies may otherwise be liable for any taxable year or period that ends on or before the

Closing Date, and, with respect to any taxable year or period that begins before and ends after the Closing Date, the portion of such taxable year or period ending on and including the Closing Date (such taxable periods or portions thereof, "Pre-Closing Tax Periods,"); (ii) Taxes required to be paid or reimbursed by Gaylord under Sections 11.01(c) and (d); (iii) Taxes or other payments required to be made after the Closing Date by any Acquired Company to any party (other than another Acquired Company) under (or in respect of) any Tax sharing, group, indemnity or allocation agreement or arrangement entered into prior to the Closing Date (whether written or unwritten); and (iv) Taxes resulting from a breach of any representation or warranty contained in Section 4.13.

              (c) Gaylord shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Acquired Companies for all periods ending on or prior to the Closing Date which are filed after the Closing Date. Gaylord shall pay or cause to be paid when due any and all Taxes due on each such Tax Return to the extent such Taxes are not reflected in a reserve to the Financial Statements.

              (d) Buyer shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Acquired Companies for all periods which begin before the Closing Date and end after the Closing Date, and shall pay when due the Taxes shown on such Tax Returns. Buyer shall permit Gaylord to review and comment on each such Tax Return prior to filing. Gaylord shall indemnify Buyer for Taxes paid in respect of such Tax Returns equal to the portion of such Taxes that relates to the portion of the taxable period ending on the Closing Date to the extent that such Taxes are not reflected in a reserve to the Financial Statements.

        11.02 COOPERATION ON TAX MATTERS. Buyer, the Acquired Companies, Seller and Gaylord shall cooperate fully, as and to the extent reasonably requested by any other party, in connection with the filing of any Tax Returns pursuant to this Article XI. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Acquired Companies, Buyer, Seller and Gaylord agree (a) to retain all Books and Records with respect to Tax matters pertinent to the Acquired Companies relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer, Seller or Gaylord, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any Taxing Authority, and (b) to give the other party reasonable written notice prior to transferring, destroying or discarding any such Books and Records and, if the other party so requests, the Acquired Companies, Buyer, Seller or Gaylord, as the case may be, shall allow the other party to take possession of such Books and Records.

        11.03 TAX AUDITS.

              (a) Gaylord shall have the sole right to represent the interests of the Acquired Companies in any Tax audit or administrative or court proceeding relating to Tax Returns for periods ending prior to the Closing Date and to employ counsel of its choice at its expense; provided, that, (i) Buyer shall be entitled to participate in any such audit or proceeding at its own expense, and
(ii) Gaylord shall not be entitled to settle any claim for Taxes that would adversely affect the liability for Taxes of Buyer or the Acquired Companies without the prior written consent of Buyer, which consent shall not be unreasonably withheld. If any Taxing Authority asserts a claim, makes an assessment or otherwise disputes or affects any Tax for which Seller is responsible hereunder, Buyer shall, promptly upon receipt by Buyer or the Acquired Companies of notice thereof, inform Gaylord thereof.

        (b) Buyer shall have the sole right to represent the interests of the Acquired Companies in any Tax audit or administrative or court proceeding relating to Tax Returns for periods ending after the Closing Date and to employ counsel of its choice at its expense; provided, that, Gaylord shall be entitled to participate, at its own expense, in any Tax audit or administrative or court proceeding relating to any Tax Return for any period that begins before and ends after the Closing Date.

        11.04 PRORATION OF TAXES, INCOME AND DEDUCTIONS.

              (a) Income, deductions and other items of the Acquired Companies will be allocated between the final Pre-Closing Tax Period and the initial Post-Closing Tax Period based on an actual closing of the books of the Acquired Companies on the Closing Date; provided, that, (A) if the Closing Date occurs on a date other than the last day of a calendar month, then income, deductions, and other items for such month (other than amounts attributable to transactions not in the ordinary course of business) will be prorated on a daily basis; and (B) any amounts attributable to transactions not in the ordinary course of business prior to the Closing will be allocated to the final Pre-Closing Tax Period, and any amounts attributable to transactions not in the ordinary course of business after the Closing will be allocated to the initial Post-Closing Tax Period.

              (b) All real estate and personal property Taxes and all rents, utilities and other charges against, or payable by the owner of, any of the Assets (including any real property) relating to a time period beginning prior to, and ending after, the Closing Date shall be prorated (on a daily basis) as of the Closing Date.

        11.05 ALLOCATION OF PURCHASE PRICE. Buyer and Seller agree to allocate for federal Tax purposes the Purchase Price (which, for this purpose, shall be increased by any assumed liabilities) among the Assets in the manner set forth on Schedule 11.05. Such allocation will be jointly prepared and agreed by Seller and Buyer within thirty (30) days after the determination of the Net Asset Adjustment pursuant to Section 2.03. Seller and Buyer further agree to cooperate in preparing and filing Form 8594 to be filed with the IRS reflecting the agreed allocation and will acknowledge and agree that such allocation was determined by arm's length negotiations and that neither of them will take a position on any tax return, before any governmental agency charged with the collections of any income tax, or in any judicial proceeding, that is inconsistent with such allocation.

        11.06 TRANSFER TAXES. All recordation, transfer and documentary taxes and fees, stamps, and any excise, sales or use taxes, and all similar costs of transferring the Assets in accordance with this Agreement, including such Taxes incurred as a result of the transactions contemplated by Section 6.01(b), shall be paid by Seller. At the Closing, Seller and Buyer shall deliver to each other such properly completed resale exemption certificates and other similar certificates or instruments as are necessary to claim available exemptions from the payment of sales, transfer, use or other similar taxes under applicable law.

        11.07 PAYROLL TAXES. For purposes of payroll taxes with respect to all employees of Gaylord or Seller that become employees of Buyer, Gaylord, Seller and Buyer shall treat the transactions contemplated herein as a transaction described in Treas. Reg. Sections 31.3121(a)(1)-1(b)(2) and
31.3306(b)(1)-1(b)(2).

        11.08 TAX REFUNDS. Any refunds or credits of taxes from Taxing Authorities (including any interest thereon) received by or credited to an Acquired Company after the Closing Date which are attributable to Pre-Closing Tax Periods shall be for the benefit of Gaylord or Seller, and Buyer shall use reasonable efforts to obtain any such refund or credit and shall cause the Acquired Company to pay over to Gaylord or Seller any such refund or the amount of any such credit within fifteen (15) days after receipt or entitlement thereto.

                                   ARTICLE XII.
                                    INDEMNITY

        12.01 INDEMNIFICATION BY SELLER. Gaylord and Seller shall, jointly and severally, defend, indemnify and hold harmless Buyer, the Acquired Companies, each fiduciary of Buyer's employee benefit plans and each of Buyer's shareholders, Affiliates, officers, directors, employees, agents, successors and assigns ("Buyer's Indemnified Persons") and shall reimburse Buyer's Indemnified Persons for, from and against each claim, loss, liability, cost and expense (including, without limitation, interest, penalties, costs of preparation and investigation, and the reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors) (collectively, "Losses"), directly or indirectly relating to, resulting from or arising out of any untrue representation, misrepresentation or breach of representation or warranty of Gaylord and Seller contained herein or in any Schedule attached hereto or non-fulfillment of any covenant, agreement or other obligation by Gaylord or Seller contained herein (including, without limitation, any Losses incurred by any Buyer's Indemnified Person in enforcing its rights under this Section 12.01 or otherwise relating to, resulting from or arising out of any breach by Gaylord or Seller of its obligations under this Article XII); it being understood that in determining whether a representation or warranty of Gaylord and Seller that is qualified by Company Material Adverse Effect is untrue, is a misrepresentation or has been breached, the proviso to the definition of "Company Material Adverse Effect" in
Section 4.02 above shall be disregarded for the purposes of this Article XII.


        12.02 INDEMNIFICATION BY BUYER. Buyer shall defend, indemnify and hold harmless Gaylord, Seller, each fiduciary of Gaylord's and Seller's employee benefit plans and each of Gaylord's and Seller's shareholders, Affiliates, officers, directors, employees, agents, successors and assigns ("Seller's Indemnified Persons"), and shall reimburse Seller's Indemnified Persons for, from and against Losses directly or indirectly relating to, resulting from or arising out of any untrue representation, misrepresentation or breach of representation or warranty of Buyer contained herein or non-fulfillment of any covenant, agreement or other obligation by Buyer contained herein (including, without limitation, any Losses incurred by any Seller's Indemnified Person in enforcing its rights under this Section 12.02 or otherwise relating to, resulting from or arising out of any breach by Buyer of its obligations under this Article XII).

        12.03 PROCEDURE.

              (a) The amounts for which an indemnifying party shall be liable under Sections 12.01 and 12.02 shall be: (i) net of any Tax benefit actually realized by the indemnified party by reason of the facts and circumstances giving rise to an indemnifying party's liability; (ii) calculated by taking into account any Tax required to be paid by the indemnified party as a result of any payment made to the indemnified party pursuant to Section 12.01 and 12.02; and (iii) net of any insurance proceeds received by the indemnified party in connection with the facts giving rise to the right of indemnification.

              (b) The indemnified party shall promptly notify the indemnifying party of any claim, demand, action or proceeding for which indemnification will be sought under Sections 12.01 and 12.02 of this Agreement, and, if such claim, demand, action or proceeding is a third party claim, demand, action or proceeding, the indemnifying party will have the right at its expense to assume the defense thereof using counsel reasonably acceptable to the indemnified party. The indemnified party shall have the right to participate, at its own expense, with respect to any such third party claim, demand, action or proceeding. In connection with any such third party claim, demand, action or proceeding, Buyer, Gaylord and Seller shall cooperate with each other and provide each other with access to relevant books and records in their possession. No such third party claim, demand, action or proceeding shall be settled without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld or delayed). If a firm written offer is made to settle any such third party claim, demand, action or proceeding and the indemnifying party proposes to accept such settlement and the indemnified party refuses to consent to such settlement, then: (i) the indemnifying party shall be excused from, and the indemnified party shall be solely responsible for, all further defense of such third party claim, demand, action or proceeding; and (ii) the maximum liability of the indemnifying party relating to such third party claim, demand, action or proceeding shall be the amount of the proposed settlement if the amount thereafter recovered from the indemnified party on such third party claim, demand, action or proceeding is greater than the amount of the proposed settlement.

              (c) Notwithstanding any provision contained herein to the contrary but subject to Sections 12.03(d) and (e), except with respect to Losses relating to Taxes and the Menlo Representations, in each case, for which indemnification is provided hereunder, including pursuant to Section 11.01, none of Gaylord, Seller or Buyer shall have any obligation to indemnify or to reimburse any indemnified parties pursuant to Section 12.01 and 12.02 for the inaccuracy or breach of any representation or warranty or for misrepresentation except to the extent that the Losses exceed in the aggregate $750,000, in which event the indemnifying party shall reimburse the indemnified party for all Losses exceeding $750,000.

              (d) Except for claims with respect to Losses relating to Taxes, Seller Retiree Benefit Plans or the Menlo Representations, in each case, for which indemnification is provided hereunder, including pursuant to Section 11.01, no claim for Losses incurred by reason of an inaccuracy or breach of any representation or warranty or for misrepresentation may be made unless the Losses incurred with respect to such claim (or series of claims, if arising from the same cause or origin) exceed $50,000.

              (e) Notwithstanding the foregoing and except with respect to Losses relating to Taxes for which indemnification is provided hereunder, including pursuant to Section 11.01, Seller Retiree Benefit Plans or the representations and warranties set forth in Sections 4.01, 4.03, 4.04 and 4.06, the aggregate liability of Gaylord and Seller to indemnify Buyer pursuant to
Section 12.01 shall be limited in the aggregate to forty-five percent (45%) of the Purchase Price.

        12.04 EXCLUSIVE REMEDY. Except for any claim based on fraud and without limiting the liability of Warner Music Group Inc. under the Guaranty on the signature page hereof, the indemnification and reimbursement provided in this
Article XII shall be the sole and exclusive remedy after the Closing Date for damages available to the parties for breach of any of the representations, warranties, covenants and agreements contained herein or any right, claim or action arising from the transactions contemplated hereby.

        12.05 SURVIVAL OF REPRESENTATIONS. All representations and warranties of the parties contained in this Agreement shall survive the Closing and shall expire on the date that is eighteen (18) months after the Closing Date, except that (a) the representations and warranties contained in Sections 4.13 and 4.17 shall survive until the expiration of the applicable statute of limitations with respect to the subject matter thereof, (b) the representations and warranties in
Section 4.10 shall terminate on the fifth anniversary of the Closing date, and
(c) the representations and warranties in Sections 4.01, 4.03 and 4.06 shall survive the Closing Date indefinitely. Thereafter, all such representations and warranties shall be extinguished and no claim for the recovery of any Losses may be asserted against Gaylord, Seller or Buyer in respect thereof; provided, however, that claims first asserted in writing within the applicable period referred to above shall not thereafter be barred. The covenants and agreements of Buyer, Gaylord and Seller contained in this Agreement shall survive beyond the Closing, except for those covenants and agreements that are expressly limited by their terms to other dates or times, which shall survive only to such dates or times.

                                 ARTICLE XIII.
                                 MISCELLANEOUS

        13.01 EXPENSES. All fees and expenses incurred by Gaylord and Seller, including, without limitation, legal fees and expenses, in connection with this Agreement will be borne by Gaylord and Seller and all fees and expenses incurred by Buyer, including, without limitation, legal fees and expenses, in connection with this Agreement will be borne by Buyer.

        13.02 ASSIGNABILITY; PARTIES IN INTEREST.

              (a) No party hereto may assign, transfer or otherwise dispose of any of its rights hereunder without the prior written consent of the other parties.

              (b) All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and permitted assigns of the parties.

        13.03 ENTIRE AGREEMENT; AMENDMENTS. This Agreement, including the exhibits, Schedules, lists and other documents and writings referred to herein or delivered pursuant hereto, which form a part hereof, contain the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended only by a written instrument duly executed by all parties. Any condition to a party's obligations hereunder may be waived but only by a written instrument signed by the party entitled to the benefits thereof. The failure or delay of any party at any time or times to require performance of any provision or to exercise its rights with respect to any provision hereof, shall in no manner operate as a waiver of or affect such party's right at a later time to enforce the same.

        13.04 HEADINGS. The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        13.05 SEVERABILITY. The invalidity of any term or terms of this Agreement shall not affect any other term of this Agreement, which shall remain in full force and effect.

        13.06 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) on the day of delivery if delivered in person, (b) on confirmation of receipt if delivered by facsimile, (c) on the first Business Day following the date of sending if sent by a nationally recognized overnight commercial carrier, or (d) on the third Business Day following the date of mailing if delivered by registered or certified mail, postage prepaid, return receipt requested, as follows:

         If to Gaylord or Seller:

                  Gaylord Entertainment Company
                  Attn: General Counsel
                  One Gaylord Drive
                  Nashville, Tennessee 37214
                  Facsimile: (615) 316-6544

         With a copy to:

                  F. Mitchell Walker, Jr.
                  Bass, Berry & Sims
                  2700 AmSouth Center
                  Nashville, Tennessee 37238
                  Facsimile: (615) 742-2775

         If to Buyer:

                  c/o Warner Music Group Inc.
                  Attn: General Counsel
                  75 Rockefeller Plaza
                  New York, New York 10019
                  Facsimile: (212) 258-3092

         With a copy to:

                  Yvonne Y.F. Chan
                  Paul, Weiss, Rifkind, Wharton & Garrison
                  1285 Avenue of the Americas
                  New York, New York 10019-6064
                  Facsimile: (212) 757-3990

or to such other address as any party may have furnished to the other parties in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

        13.07 GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of Tennessee applicable to agreements made and to be performed wholly within that jurisdiction. Each party hereby irrevocably and unconditionally consents to submit to (a) in the case of any action, suit or proceeding commenced by Buyer, to the jurisdiction of the courts of the State of Tennessee and for any United States district court in the State of Tennessee, for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby, and (b) in the case of any action, suit or proceeding commenced by Gaylord or Seller, to the jurisdiction of the courts of the State of New York and of the Southern District of New York. Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in Section 13.06 shall be effective service of process for any litigation brought against it in any such court. Each party hereby irrevocably and unconditionally waives any objection to the laying of venue of any litigation arising out of this Agreement or the transactions contemplated hereby in the courts designated in the second sentence of this Section 13.07, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum.

        13.08 WAIVER OF JURY TRIAL. EACH OF BUYER, GAYLORD AND SELLER HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF BUYER, GAYLORD OR SELLER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

        13.09 PUBLIC ANNOUNCEMENTS. None of Gaylord, Seller or Buyer shall make any public statements, including, without limitation, any press releases, with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other parties, except as may be required by law. If a public statement is required to be made by law, prior to making such statement, such party will deliver a draft of such announcement to the other parties and shall give the other parties reasonable opportunity to comment thereon. Buyer acknowledges that Gaylord will be required to make a press release concerning the execution of this Agreement, and that any such press release shall be subject to the immediately preceding sentence.

        13.10 NO THIRD PARTY BENEFICIARIES. This Agreement is intended and agreed to be solely for the benefit of the parties hereto and, except as provided in Article XII, no other party shall accrue any benefit, claim or right of any kind whatsoever pursuant to, under, by or through this Agreement.

        13.11 KNOWLEDGE OF SELLER OR GAYLORD. To the extent that a representation or warranty in this Agreement is qualified as to the knowledge of Seller or Gaylord, such qualification shall mean it is made to the actual knowledge, after reasonable inquiry, of (i) Colin V. Reed (Gaylord's Chief Executive Officer), (ii) Malcolm L. Mimms (President, Word Entertainment), (iii) Laura McAlister (Vice President, Finance), (iv) Loren Balman (President, Word Entertainment), (v) Mark Funderberg (President, Distribution), (vi) Don Cason (President, Print), (vii) Shawn McSpadden (President, Music Publishing), and
(viii) Dallas Page Kelley (Vice President, Business Development).

        13.12 COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, with the same effect as if the signatories executing the several counterparts had executed one counterpart; provided, however, that the several executed counterparts shall together have been signed by Buyer, Gaylord and Seller. All such executed counterparts shall together constitute one and the same instrument.


                  [remainder of page left intentionally blank]

        IN WITNESS WHEREOF, this Agreement has been executed and delivered by the duly authorized officers of Buyer, Gaylord and Seller on the date first above written.

                                       BUYER:

                                       WMGA LLC


                                       By: /s/ David H. Johnson
                                           -------------------------------------
                                       Title: Authorized Signatory
                                              ----------------------------------

                                       GAYLORD:

                                       GAYLORD ENTERTAINMENT COMPANY


                                       By: /s/ Colin Reed
                                           -------------------------------------
                                       Title: Chief Executive Officer
                                              ----------------------------------


                                       SELLER:

                                       GAYLORD CREATIVE GROUP, INC.


                                       By: /s/ David Kloeppel
                                           -------------------------------------
                                       Title: Vice President
                                              ----------------------------------

                              DISCLOSURE SCHEDULES

Schedule 4.02                 Businesses Other than Music Business
Schedule 4.03                 Subsidiaries
Schedule 4.05(a)              Violation of Provisions
Schedule 4.05(b)              Consents
Schedule 4.07                 Financial Statements
Schedule 4.08(a)              Real Property
Schedule 4.08(c)              Restrictive Covenants, Easements and Rights of Way
Schedule 4.09                 Encumbrances
Schedule 4.10                 Environmental Matter
Schedule 4.11                 Undisclosed Liabilities
Schedule 4.12                 Material Changes
Schedule 4.13                 Tax Liability
Schedule 4.15                 Litigation
Schedule 4.17(a)              Employees and Fringe Benefit Plans
Schedule 4.17(b)              Delivery of Plans
Schedule 4.17(f)              Acceleration of Plans
Schedule 4.17(g)              Retiree Benefits
Schedule 4.18(a)(i)           Acquisition Agreements
Schedule 4.18(a)(ii)          Artist Agreements
Schedule 4.18(a)(iv)          A/V Works
Schedule 4.18(a)(v)           A/V Work Agreements
Schedule 4.18(a)(vii)         Musical Compositions
Schedule 4.18(a)(viii)        Distributed Label Agreements
Schedule 4.18(a)(ix)(1)       Distribution Agreements
Schedule 4.18(a)(ix)(2)       Sony Rights After Termination
Schedule 4.18(a)(xii)         Licenses
Schedule 4.18(a)(xiii)        Masters
Schedule 4.18(a)(xv)          Producer Agreements
Schedule 4.18(a)(xviii)       Trademarks
Schedule 4.18(a)(xix)         Unrecouped Advances
Schedule 4.18(a)(xx)          Writer Agreements
Schedule 4.18(b)              Titles Selling Over 100,000 Units
Schedule 4.18(c)              Unresolved Claims to I/P Assets
Schedule 4.18(e)              Threatened Trademark Infringements
Schedule 4.18(f)              Material IP Contracts
Schedule 4.18(g)              Significant Compositions
Schedule 4.18(i)              Contracts of IP Assets
Schedule 4.18(j)              Defense to Unrecouped Advances
Schedule 4.18(k)              Executory Commitments; Defenses to Unrecouped
                              Advances (Writers)
Schedule 4.18(l)              Request for Negotiation I/P Contracts
Schedule 4.18(m)              Minor Masters Artists
Schedule 4.18(n)              Minor Writers

    Schedule 4.19             Contracts and Commitments
    Schedule 4.20             Accounts Receivable
    Schedule 4.21             Labor Matters
    Schedule 4.22             Breach of Contract
    Schedule 4.25             Affiliated Transactions


                                 OTHER SCHEDULES

Schedule 2.03                 Interim Statement
Schedule 11.05                Allocation of Purchase Price to Assets